UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934 (Amendment No. )

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RenaissanceRe Holdings Ltd.

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2020 Notice of Annual General
Meeting of Shareholders
and Proxy Statement

RenaissanceRe
Holdings Ltd.

“2019 was a successful year in which we materially grew our top line and rapidly and effectively integrated Tokio Millennium Re while delivering strong underwriting, fee and investment results. We begin 2020 with a larger and much more diversified business that will help RenaissanceRe be a broader and better partner to our stakeholders.”

— Kevin J. O’Donnell, President and Chief Executive Officer

04	Letter To Our Shareholders
06	Notice of Annual General Meeting of Shareholders
07	Proxy Summary
16	Corporate Governance
16	Proposal 1: Election of Four Class I Director Nominees
16	Election of Directors
23	Board Composition
26	Board Structure and Processes
33	The Board’s Role and Key Responsibilities
38	Director Compensation
40	Executive Officers
42	Executive Compensation
42	Proposal 2: Advisory Vote on the Compensation of Our Named Executive Officers
43	Letter from the Compensation and Corporate Governance Committee
44	Compensation Discussion and Analysis
63	Compensation Committee Report
64	Executive Compensation Tables
76	Pay Ratio Disclosure
77	Audit Matters
77	Proposal 3: Approval of the Appointment of Independent Registered Public Accounting Firm and Referral of the Determination of the Auditor’s Remuneration to the Board of Directors
78	Independent Registered Public Accounting Firm Fees
78	Pre-Approval Policies and Procedures
79	Audit Committee Report
80	Security Ownership
80	Security Ownership of Certain Beneficial Owners
81	Security Ownership of Management
82	General Information
82	About the Proxy Materials and the Annual Meeting
86	Additional Information
88	Appendix A: Reconciliation of Non-GAAP Financial Measures

Letter To Our Shareholders

Dear Fellow Shareholders,

2019 was a strong year of positive change for RenaissanceRe, and we believe that our long-term strategic vision drove this success. Our Board of Directors collaborates closely with our executive team on our strategic plan, and designs its oversight of our corporate governance, enterprise risk management and executive compensation program with the express purpose of advancing the plan’s execution. This unified approach to oversight of our strategy across these three fronts kept our organization focused and driven towards our goals in 2019.

Shareholder Outreach and Executive Compensation Matters

Our executive compensation program is designed to drive the achievement of our strategic objectives and create shareholder value. It has always reflected a pay-for-performance philosophy that is closely tied to the achievement of our long-term strategic goals. For this reason, in 2019, the Compensation and Corporate Governance Committee tied the incentive compensation of key executives to the achievement of two important strategic growth initiatives–the successful acquisition and integration of Tokio Millennium Re (“TMR”) and organic growth in our core underwriting business, fee income and investment income. Both objectives were achieved. We grew our business organically while successfully integrating TMR–which expanded our revenue stream, customer network and investment opportunities. Underwriting is our most important driver of profitability, and we increased gross premiums written by 45%, resulting in the largest underwriting portfolio in our history. Fee income and investment income are also significant contributors to our bottom line, and we grew both materially. We are confident that these three drivers of profit can continue to create shareholder value in 2020.

Last year, shareholder support of our executive compensation program decreased. This prompted us to pursue a comprehensive shareholder outreach program to better understand your concerns. We reached out to investors representing almost three-quarters of our outstanding shares, and discussed many important topics, including executive compensation. We listened to your feedback, and our Compensation and Corporate Governance Committee implemented several substantive changes to our executive compensation program for 2020, which are discussed in detail in their letter and elsewhere in this proxy statement. We believe these changes strengthen the link between pay and performance, support our underlying business and financial objectives, and better align our executive compensation program with best practice principles. We appreciate all of our shareholders’ engagement this past year, and respectfully request your support on this year’s say-on-pay proposal.

ESG and Climate Change Matters

We also listened to you on environmental, social and governance (“ESG”) issues. A key focus of our long-term strategic plan is managing growth through an evolving view of risk, in which attention to ESG matters has always played a central role. We are enhancing our public narrative regarding ESG issues to better communicate externally what has always been an implicit part of our culture internally, and look forward to continuing to build upon these efforts in the coming years. Because we assume the risk for extreme weather, we were an early industry leader in understanding and evaluating the impact of human-driven climate change and incorporating it into our risk management models. We believe that our commitment to these issues benefits our stakeholders, communities and environment.

4       RenaissanceRe

James L. Gibbons Non-Executive Chair of the Board of Directors Kevin J. O’Donnell President and Chief Executive Officer

In closing, 2019 was a strong year in which we materially grew our top line and effectively integrated TMR while delivering robust underwriting, fee and investment results. As always, we remain focused on executing our strategy and maximizing shareholder value, and are excited about the opportunities ahead of us in 2020.

Thank you for investing in RenaissanceRe. We work hard to earn your confidence and your continued support.

April 2, 2020

Sincerely,

James L. Gibbons
Non-Executive Chair of the Board of Directors

Kevin J. O’Donnell
President and Chief Executive Officer

Letter from the Compensation and Corporate Governance Committee
Page 43

Key Achievements in 2019

Tokio Millennium Re
Acquisition and Integration

$712 million
Net Income Available to Common Shareholders

15.7%
Growth in Book Value per Common Share

14.1%
Return on Average Common Equity

$4.8 billion
Gross Premiums Written

47.8%
Total Shareholder Return

2020 Proxy Statement       5

Notice of Annual General Meeting of Shareholders
Date and Time Monday, May 18, 2020 8:30 a.m. Atlantic Time
Location Renaissance House 12 Crow Lane Pembroke HM 19 Bermuda
Who Can Vote Owners of our common shares as of March 13, 2020 are entitled to vote on all matters
How to Vote
Telephone In the United States or Canada you can vote your shares by calling 1-800-690-6903
Online You can vote your shares online at www.proxyvote.com
You will need the 12-digit control number on the Notice of Internet Availability or proxy card
Mail You can vote by mail by marking, dating and signing your proxy card or voting instruction form and returning it in the postage-paid envelope provided
QR Code You can vote your shares online with your tablet or smartphone by scanning the QR code.
Voting Items		Board Vote Recommendation	For Further Details
1.	Election of four Class I director nominees	“FOR” each director nominee	Page 16
2.	Advisory vote on the compensation of our named executive officers	“FOR”	Page 42
3.	Approval of the appointment of Ernst & Young Ltd. as our independent registered public accounting firm for the 2020 fiscal year and the referral of the auditor’s remuneration to the Board of Directors	“FOR”	Page 77

Shareholders will also act on other business that properly comes before the meeting.

Please Vote Your Shares
We encourage shareholders to vote promptly, as this will save the expense of additional proxy solicitation.

By Order of the Board of Directors,

Stephen H. Weinstein
Corporate Secretary

Important Notice of Internet Availability of Proxy Materials
This Notice of Annual General Meeting of Shareholders and related proxy materials are being distributed or made available to shareholders beginning on or about April 2, 2020. This proxy statement includes instructions on how to access these materials (including our proxy statement and 2019 annual report to shareholders) online.

6       RenaissanceRe

The board of directors (the “Board”) of RenaissanceRe Holdings Ltd. (“RenaissanceRe,” the “Company,” “we,” “us,” or “our”) is making this proxy statement and proxy available to you in connection with the solicitation of proxies for our 2020 Annual General Meeting of Shareholders (the “Annual Meeting”).

This proxy summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Proposal 1	Election of Four Class I Director Nominees

✓ The Board recommends a vote FOR each director nominee

See page 16

Proposal 2	Advisory Vote on the Compensation of Our Named Executive Officers

✓ The Board recommends a vote FOR this proposal

See page 42

Proposal 3	Approval of the Appointment of Ernst & Young Ltd. as Our Independent Registered Public Accounting Firm for the 2020 Fiscal Year and the Referral of the Auditor’s Remuneration to the Board of Directors

✓ The Board recommends a vote FOR this proposal

See page 77

2020 Proxy Statement       7

Director Nominees and Continuing Directors

Name and Primary Occupation	Age	Director Since	Committee Membership
			AC	CCGC	IRMC	TC	OC
David C. Bushnell IND Retired Chief Administrative Officer, Citigroup Inc.	65	2008	C
James L. Gibbons IND Chairman, Harbour International Trust Company Limited	56	2008				✓	✓
Jean D. Hamilton IND Retired Chief Executive Officer, Prudential Institutional and Executive Vice President, Prudential Financial, Inc.	73	2005		✓		✓	✓
Anthony M. Santomero IND Former President, Federal Reserve Bank of Philadelphia	73	2008			C
Brian G. J. Gray IND Former Group Chief Underwriting Officer, Swiss Reinsurance Company Ltd.	57	2013			✓	✓	✓
Duncan P. Hennes IND Co-Founder and Managing Member, Atrevida Partners, LLC	63	2017			✓
Kevin J. O’Donnell President and Chief Executive Officer, RenaissanceRe Holdings Ltd.	53	2013				C	C
Henry Klehm III IND Partner, Jones Day	61	2006		C
Valerie Rahmani IND Former Chief Executive Officer, Damballa, Inc.	62	2017	✓
Carol P. Sanders IND Former Chief Financial Officer, Sentry Insurance a Mutual Company	53	2016	✓
Cynthia Trudell IND Former Chief Human Resources Officer, PepsiCo, Inc.	66	2019		✓

IND	Independent	AC	Audit Committee
C	Chair	CCGC	Compensation and Corporate Governance Committee
✓	Member	IRMC	Investment and Risk Management Committee
		TC	Transaction Committee
		OC	Offerings Committee

8     RenaissanceRe

Board Snapshot

Independence	Diversity

91%	36%
Independent	Women

Tenure	Age
8 years	62
Average	Average

Skills and Experience

Executive Management
Risk/Compliance/ Regulation
Insurance/ Reinsurance Operations
Investments/ Asset Management
Financial & Audit
International
Strategic Transactions
Public Company CEO
ESG/Sustainability
Talent/Human Capital
Data Analytics/Digital

2020 Proxy Statement     9

Corporate Governance Highlights

Our Board is comprised almost entirely of independent directors with a wide range of professional experience, and has consistently implemented corporate governance best practices to ensure that we serve the long-term interests of our shareholders.

Board Independence and
Composition

●Independent Non-Executive Chair of the Board.
●Fully independent Audit, Compensation and Corporate Governance, and Investment and Risk Management Committees.
●Majority vote standard for uncontested director elections.
●Rigorous director evaluation and selection criteria, which encourage diversity and refreshment.

Active Oversight

●Board oversight of strategic planning and enterprise-wide risk management.
●Active shareholder engagement.
●Robust Code of Ethics and Conduct (“Code of Ethics”) for all directors and employees.
●Oversight of key environment, social and governance, diversity equity and inclusion (“DEI”) and corporate social responsibility (“CSR”) initiatives.

Shareholder Alignment

●Meaningful share ownership guidelines for all directors and named executive officers.
●Anti-hedging, anti-pledging and insider trading policies.
●At-risk pay is 86% of total target compensation for our Chief Executive Officer and 79% on average for our other named executive officers.
●Pay-for-performance philosophy guides executive compensation decisions.

Environmental and Corporate Social Responsibility Highlights

Our commitment to ESG issues has always been a central part of our corporate strategy at RenaissanceRe. We believe that our dedication to these values benefits our stakeholders, communities and environment.

Leadership on Climate
Change and Risk Mitigation

●Leader in researching and modeling atmospheric hazards and the economic impact of climate-related risks.
●Commitment to leadership in environmental sustainability, climate change and risk mitigation.
●Active in promoting risk mitigation and disaster preparedness.

Investment in Our People

●Investment in our employees’ professional development and personal growth.
●Establishment of Company-wide DEI Executive Council.
●Encouragement of open dialogue with employees.

Positive Social Impact

●Long-standing dedication to community engagement and charitable giving.
●Global CSR strategy with a locally led philosophy.
●Generous employee charitable donation matching program.

10     RenaissanceRe

Strategic, Operational and Financial Highlights

RenaissanceRe had a strong year in 2019, strategically, operationally and financially. Some of the highlights included:

Strong Strategic and Operational Performance
Strong Strategic Plan Performance	Underwriting Accomplishments	Capital Management Accomplishments	Strong Operational Performance
●Acquired TMR ●Organic growth and portfolio diversification	●Grew gross premiums written by 45.2% to $4.8 billion ●Combined Ratio of 92.3%, 2nd best in peer group	●Maintained financial strength ratings ●Raised over $1.5 billion in third-party capital and $400 million of senior notes ●Lowered cost of capital	●Effective integration of TMR ●Increased operational capital and investment leverage

Strong Financial Performance
●Net Income Available to Common Shareholders of $712.0 million	●Return on Average Common Equity of 14.1% ●Operating Return on Average Common Equity of 8.0%(1)	●Growth in Book Value per Common Share of 15.7% ●Growth in Tangible Book Value per Common Share plus Change in Accumulated Dividends of 17.9%(1)	●Total Shareholder Return of 47.8% ●Total Investment Return of 5.2% ●Increased dividend
(1)	Operating return on average common equity and growth in tangible book value per common share plus change in accumulated dividends are non-GAAP financial measures. A reconciliation of non-GAAP financial measures is included in “Appendix A.”

Executive Compensation Highlights

Our executive compensation program is designed to support our long-term strategy and risk-management practices, align the interests of our shareholders and executives, and encourage operational and financial consistency over the market cycles and earnings volatility that are inherent and unique to our industry. We have a team-based approach to leading, managing and operating the Company. Our executives develop and implement our strategy on a Company-wide basis, and our executive compensation program reflects this approach, rewarding executives based on overall Company performance.

2020 Proxy Statement     11

2019 Compensation Snapshot

To achieve the goals of our executive compensation program, the Compensation and Corporate Governance Committee (the “Compensation and Governance Committee”) implemented a target pay mix for our Chief Executive Officer and other named executive officers that ties a significant portion of their compensation to our short- and long-term performance. We measure success against a mix of key performance metrics, the majority of which are objectively measurable. We believe this mix of metrics aligns the interests of our executives and shareholders, and rewards our Chief Executive Officer and other named executive officers for strong performance against our strategic plan without incentivizing excessive risk taking.

Compensation Component (2019 Target Pay Mix for CEO and Average Target Pay Mix of Other NEOs)	Description and Metrics
Salary	Provides a fixed component of compensation that reflects expertise and scope of responsibilities in a competitive market for executive talent.
Annual Incentive Bonus
Annual, at-risk cash incentive program designed to promote achievement of financial metrics and strategic accomplishments important to shareholders. Total amount paid is based on:
●Ratio of operating return on average common equity to peer median;
●Ratio of actual gross premiums written to budget;
●Combined ratio rank (relative to peers); and
●Board-approved strategic accomplishments that support long-term growth.

Long-Term Incentive Awards

At-risk pay with a long-term focus, comprised of performance shares and time-vested restricted shares; encourages long-term performance, retention and shareholder value creation and fosters an ownership culture.

Performance Shares
Performance shares:
●Subject to both performance- and service-based vesting mechanics;
●Earned based on growth in tangible book value per common share plus change in accumulated dividends;
●Earned in three equal annual installments and cliff vest after three years; and
●Beginning in 2020, performance is measured over a single three-year performance period and performance shares comprise 50% of long-term incentive awards.

Time-Vested Restricted Shares	Time-vested restricted shares: ●Subject to service-based vesting; and ●Vest in equal annual installments over four years.

12     RenaissanceRe

Pay for Performance

The link between pay and performance and the outcomes of our executive compensation program for 2019 are discussed in detail in the Compensation Discussion and Analysis Page 44	The Compensation and Governance Committee evaluates and sets rigorous performance goals at the time of grant for all performance-based compensation. In 2019, we benefited from strong execution of our consistent long-term strategy. Our resulting performance against our 2019 compensation metrics: operating return on average common equity, gross premiums written, relative combined ratio, growth in tangible book value per common share plus change in accumulated dividends, and total shareholder return, as well as our strategic goals, led to above target payouts for 2019 annual incentive bonuses and performance shares.

Operating Return on Average Common Equity(1) 8.0% 179% of Peer Median	Combined Ratio 92.3% 2nd in peer group	Total Shareholder Return 47.8%	Growth in Tangible Book Value per Common Share plus Change in Accumulated Dividends(1) 17.9%

Gross Premiums Written $4.8 billion 110% of budget	Strong Strategic Plan Performance Acquired and Integrated TMR Growth in core underwriting business, fee income and investment income

Annual Incentive Bonus 171% of Target		Performance Shares 190% to 200% of Target
(1)	Operating return on average common equity and growth in tangible book value per common share plus change in accumulated dividends are non-GAAP financial measures. A reconciliation of non-GAAP financial measures is included in “Appendix A.”

2020 Proxy Statement     13

Our 2019 performance represented a continuation of our success over time. Since Mr. O’Donnell was named our Chief Executive Officer in 2013, we have performed strongly on key financial metrics. He has led the Company to become a diversified reinsurer with an innovative and flexible operating platform. From 2013 to 2019, our gross premiums written grew at a compound annual rate of 20.1% and our total shareholder return grew at a compound annual rate of 14.6%, while our Chief Executive Officer’s total compensation grew at a compound annual rate of only 3%. The graphs below illustrate the alignment of Mr. O’Donnell’s pay with our performance, and our strong performance against our peers during Mr. O’Donnell’s tenure.

Return on Average Common Equity(1)	Growth in Book Value Per Common Share(1)(2)

Sources: S&P Research Insight (for 2007-2014 growth in book value per common share peer company data) and S&P Capital IQ (for 2015-2019 growth in book value per common share peer company data and all return on average common equity data).

(1)	Includes our current compensation peer group, except that Third Point Reinsurance Ltd. is excluded from 10-year calculations due to lack of data prior to 2012.
(2)	“CAGR” means compound annual growth rate.

14       RenaissanceRe

Say-on-Pay and Shareholder Engagement

We reached out to shareholders totaling almost

We are committed to ensuring that our shareholders fully understand our executive compensation program, including how they reward the achievement of our strategic objectives and align the interests of our named executive officers with those of our shareholders.

At our 2019 Annual General Meeting of Shareholders (the “2019 Annual Meeting”), shareholder support for our executive compensation program was significantly lower than in prior years. To understand this result, we engaged with our shareholders to seek feedback on our executive compensation program and any subject of interest.

We focused our outreach on our top 25 shareholders, who represent almost three-quarters of our shares outstanding.

In total, we reached out to shareholders representing almost 73% of our shares outstanding and spoke to shareholders representing almost 53% of our shares outstanding. When requested, the Chair of the Compensation and Governance Committee participated in the discussions with shareholders.

For additional information see “Executive Compensation–Compensation Discussion and Analysis–Executive Summary–Response to our Say-on-Pay Vote–Shareholder Outreach and Feedback.”

We held substantive discussions with holders of almost

2020 Enhancements to Compensation Program

Refer to the Compensation Discussion and Analysis and Letter from the Compensation and Governance Committee for more information Pages 43 and 44

Our shareholders told us that they appreciated the opportunity to engage in discussions and our willingness to consider their input in the design of our executive compensation program. They generally expressed support for our strategy and the structure and design of our executive compensation program. However, we did hear some areas for improvement. In response to the disappointing outcome of the 2019 say-on-pay vote, and to reflect the organic and inorganic growth of our business that has resulted in larger, more diversified and longer duration risk and investment portfolios, the Compensation and Governance Committee has made the following changes for 2020:

Some shareholders expressed a preference for:	Beginning with awards made in 2020:
✓A three-year measurement period for performance shares.	✓Our performance shares shifted from annual “banking” with three-year vesting, to a three-year performance period.
✓Multiple metrics and relative metrics for performance shares.
✓75% of the performance shares will vest based on average growth in book value per common share plus accumulated dividends over three years and 25% of the performance shares will vest based on our three-year average underwriting expense ratio rank compared to peers.

✓Increased weighting of performance shares for our named executive officers (other than our Chief Executive Officer).	✓We increased the percentage of long-term incentive awards comprised of performance shares to 50% for all named executive officers (in line with the Chief Executive Officer).

2020 Proxy Statement       15

Corporate Governance

Proposal 1
Election of Four Class I Director Nominees
The Board unanimously recommends that shareholders vote FOR the election of Mr. Bushnell, Mr. Gibbons, Ms. Hamilton and Mr. Santomero.
Election of Directors

Our Amended and Restated Bye-laws (our “Bye-laws”) provide that the number of directors shall be determined by our Board and shall be between eight and eleven members. Currently, that number has been fixed by the Board at eleven. The Board consists of three classes, with directors of one class elected each year for terms extending to the annual general meeting of shareholders held in the third year following their election.

The terms of our Class I directors will expire at the Annual Meeting. The Board, upon the recommendation of the Compensation and Governance Committee, has nominated David C. Bushnell, James L. Gibbons, Jean D. Hamilton and Anthony M. Santomero for election as Class I directors. Mr. Bushnell, Mr. Gibbons, Ms. Hamilton and Mr. Santomero were last elected to the Board at our 2017 Annual General Meeting of Shareholders. If elected at the Annual Meeting, these nominees will serve until the expiration of their terms in 2023, or until their earlier resignation or removal.

We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. However, if a nominee becomes unable or unwilling to accept a nomination or election, the Board may select a substitute nominee and the common shares represented by proxies may be voted for such nominee unless shareholders indicate otherwise.

Majority Vote Requirement

Each nominee for election to serve as a Class I director who receives a majority of the votes cast at the Annual Meeting will be elected as a director. However, if a nominee fails to receive a majority of votes cast at the Annual Meeting, such nominee will tender an irrevocable resignation that will be effective upon the Board’s acceptance of such resignation. Upon the submission of the resignation, the Compensation and Governance Committee will promptly consider the resignation and make a recommendation to the Board, and the Board will consider any relevant factors in deciding whether to accept or reject the director’s resignation.

Skills and Experience of our Nominees and Continuing Directors

Each nominee has extensive business experience, education and personal skills that qualify him or her to serve as an effective Board member. The specific experience and qualifications of the nominees are set forth below. We encourage you to read the biographies of our nominees and continuing directors, as well as the discussion of our Board’s composition, below.

16     RenaissanceRe

Director Nominees

Class I Directors (whose terms, if elected, expire in 2023)

Background and Qualifications	Other Public Company Boards

Mr. Bushnell has served as the principal of Bushnell Consulting, a financial services consulting firm, since 2008. Mr. Bushnell retired from Citigroup Inc. (“Citigroup”) in 2007, after 22 years of service. Mr. Bushnell served as the Senior Risk Officer of Citigroup from 2003 through 2007 and retired as Chief Administrative Officer in 2007. Following his retirement from Citigroup, Mr. Bushnell served as a consultant to Citigroup until December 31, 2008. Previously, Mr. Bushnell worked for Salomon Smith Barney Inc. (later acquired by Citigroup) and its predecessors in a variety of positions, including as a managing director and Chief Risk Officer. In addition to his board service on Cordia Bancorp Inc. (“Cordia”), a public bank holding company, Mr. Bushnell served as Chief Risk Officer of Cordia and its wholly owned subsidiary, Bank of Virginia, from 2011 until Cordia was acquired in September 2016.	●Cordia Bancorp Inc. (2011 to 2016)

Background and Qualifications	Other Public Company Boards

Mr. Gibbons, a Bermudian citizen, is Executive Chairman of Harbour International Trust Company Limited and the Treasurer and a Director of Edmund Gibbons Limited (“EGL”). Mr. Gibbons also serves as a Director of Clarien Group Limited (“Clarien”), an international financial company. He was also Non-Executive President of Bermuda Air Conditioning Limited (“BACL”) through March 2019 and currently serves as a Director of BACL. Mr. Gibbons served as Chair of Capital G Bank Limited from 1999 to 2013 and as President and Chief Executive Officer of Capital G Limited from 1999 to 2010, prior to the change of name to Clarien from Capital G in 2014.	●Nordic American Tankers Limited (2013 to 2016)

2020 Proxy Statement      17

Background and Qualifications	Other Public Company Boards

Ms. Hamilton held various positions with Prudential Financial, Inc., including Executive Vice President, and was Chief Executive Officer of Prudential Institutional from 1998 through her retirement in 2002. Currently, she is an independent consultant and private investor as well as a Senior Managing Director and Partner of Brock Capital Group LLC. Prior to joining Prudential, she held several positions with The First National Bank of Chicago, including Senior Vice President and Head of the Northeastern Corporate Banking Department. She is currently a Trustee, a member of the Audit Committee and Deferred Compensation Committee, and Chair of the Board Valuation and Liquidity Committee of First Eagle Funds and First Eagle Variable Funds.	●None Investment Company Boards ●First Eagle Funds (2003 to present) ●First Eagle Variable Funds (2003 to present)

Background and Qualifications	Other Public Company Boards

Mr. Santomero served as Senior Advisor at McKinsey & Company from 2006 to 2008. From 2000 to 2006, Mr. Santomero was President and Chief Executive Officer of the Federal Reserve Bank of Philadelphia. Prior to joining the Federal Reserve, Mr. Santomero was the Richard K. Mellon Professor of Finance at the University of Pennsylvania’s Wharton School and held various positions there, including Director of the Financial Institutions Center and Deputy Dean. Mr. Santomero has served as a trustee of Penn Mutual Life Insurance Company since 2009. He has served on the Board of Directors of Columbia Funds Group since 2009 and on the Board of Directors of two of Columbia Funds’ registered investment company funds, Columbia Seligman Premium Technology Growth Fund and Tri-Continental Corporation since 2019. Until April 2019, Mr. Santomero served as the Chair of the Risk Management Committee and as a member of both the Audit Committee and Executive Committee of Citigroup, as well as Chairman of the Board of Directors of Citibank, N.A. In addition, he served on the Board of Directors of B of A Fund Series Trust from 2008 until 2011.
●Citigroup Inc. (2009 to 2019)
Investment Company Boards
●Columbia Funds Group (2009 to present)
●Columbia Seligman Premium Technology Growth Fund (2019 to present)
●Tri-Continental Corporation (2019 to present)

18     RenaissanceRe

Continuing Directors

The members of the Board whose terms do not expire at the Annual Meeting and who are not standing for election at this year’s Annual Meeting are set forth below.

Class II Directors (whose terms expire in 2021)

Background and Qualifications	Other Public Company Boards

From 2008 until his retirement in 2012, Mr. Gray served as Group Chief Underwriting Officer of Swiss Reinsurance Company Ltd. (“Swiss Re”) and was a member of Swiss Re’s Group Executive Committee. From 2005 through 2008, he was a member of the Group Executive Board, responsible for underwriting Property and Specialty Product Lines on a global basis for Swiss Re. Mr. Gray joined Swiss Re in Canada (“Swiss Re Canada”) in 1985, and served in a variety of roles, including President and Chief Executive Officer of Swiss Re Canada from 2001 to 2005 and Senior Vice President of Swiss Re Canada from 1997 to 2001.	●None

Background and Qualifications	Other Public Company Boards

Mr. Hennes has served as the Co-Founder and Managing Member of Atrevida Partners, LLC (“Atrevida”) since 2007. Prior to co-founding Atrevida, he served as Co-Founder and Partner of Promontory Financial Group from 1999 to 2006. Prior to that, Mr. Hennes served in a number of senior executive positions at Bankers Trust Corporation, including Executive Vice President in charge of Trading, Sales and Derivatives, and as the Chairman of the Board of Oversight Partners I, the consortium that took control of Long Term Capital Management, from 1987 to 1998. From 1998 to 1999 he was the Chief Executive Officer at Soros Fund Management, LLC. Mr. Hennes currently serves as the Chair of the Personnel and Compensation Committee and as a member of the Audit Committee, Risk Management Committee and the Executive Committee of Citigroup and as a member of the Board of Directors of Citibank, N.A.	●Citigroup Inc. (2013 to present)

2020 Proxy Statement      19

Background and Qualifications	Other Public Company Boards

Mr. O’Donnell has served as our Chief Executive Officer since July 2013 and as our President since November 2012. Mr. O’Donnell previously served in a number of roles since joining the Company in 1996, including Global Chief Underwriting Officer, Executive Vice President, Senior Vice President, Vice President and Assistant Vice President. Mr. O’Donnell also serves as the Chair of the Global Reinsurance Forum and served as the Chair of the Association of Bermuda Insurers and Reinsurers in 2017 and 2018.	●None

Class III Directors (whose terms expire in 2022)

Background and Qualifications	Other Public Company Boards

Mr. Klehm has been a partner at the law firm Jones Day since 2008 and has been the Practice Leader of the firm’s Securities Litigation and SEC Enforcement Practice since January 2017. From 2002 to 2007, Mr. Klehm served as Global Head of Compliance for Deutsche Bank, AG. Prior to joining Deutsche Bank, AG, Mr. Klehm served as Chief Regulatory Officer and Deputy General Counsel at Prudential Financial from 1999 to 2002. Prior to joining Prudential Financial, Mr. Klehm served in various positions with the U.S. Securities and Exchange Commission (the “Commission” or the “SEC”), including as Senior Associate Director of the Northeast Regional Office.	●None

20     RenaissanceRe

Background and Qualifications	Other Public Company Boards

Dr. Rahmani has more than 30 years of experience in the technology industry, including more than 25 years at IBM serving in roles of increasing seniority across multiple global business segments from 1981 to 2009, most recently as General Manager of Internet Security Systems. Subsequent to her tenure at IBM, Dr. Rahmani was Chief Executive Officer at Damballa, Inc., a privately held Internet security software company, from 2009 to 2012. From 2017 to 2019, she served as the part-time head of the Innovation Panel at Standard Life Aberdeen plc, a UK-based FTSE 100 global investment company. She currently serves as Chair of the Compensation Committee and as a member of the Audit Committee and the Nominating and Corporate Governance Committee of Computer Task Group, Incorporated, an information technology solutions and software company, and as a member of the Nomination Committee, Risk Committee and the Remuneration Committee of the Board of the London Stock Exchange Group, plc.	●Computer Task Group, Incorporated (2015 to present) ●London Stock Exchange Group, plc (2017 to present) ●Aberdeen Asset Management PLC (2015 to 2017)

Background and Qualifications	Other Public Company Boards

Ms. Sanders has served as the President of Carol P. Sanders Consulting, LLC, providing consulting services to the insurance and technology industries, since June 2015. From June 2013 until June 2015, she served as Executive Vice President, Chief Financial Officer and Treasurer of Sentry Insurance a Mutual Company. Previously she served as the Executive Vice President and Chief Operating Officer of Jewelers Mutual Insurance Company from November 2012 until June 2013, where she also served as Senior Vice President, Chief Financial Officer and Treasurer from May 2011 until November 2012 and as Chief Financial Officer and Treasurer from 2004 until May 2011, after holding a series of positions of increasing responsibility in finance, accounting, treasury and tax. Ms. Sanders currently serves as Chair of the Nominating and Governance Committee, as a member of the Audit Committee and the Executive Committee and as the Lead Independent Director of Alliant Energy Corporation, a public utility holding company, and as Chair of the Audit Committee of First Business Financial Services, Inc., a registered bank holding company.	●Alliant Energy Corporation (2005 to present) ●First Business Financial Services, Inc. (2016 to present)

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Background and Qualifications	Other Public Company Boards

From 2011 until her retirement in September 2017, Ms. Trudell served as Executive Vice President and Chief Human Resources Officer of PepsiCo, Inc. (“PepsiCo”). From 2007 through 2011, she served as Senior Vice President and Chief Personnel Officer of PepsiCo. Prior to her tenure at PepsiCo, Ms. Trudell held a number of executive operating and general management positions with General Motors Corporation from 1981 to 2001, and Brunswick Corporation from 2001 to 2006, including chairwoman and president of Saturn Corporation, president of IBC Vehicles and president of Sea Ray Group. Since 2015, Ms. Trudell has served on the board of ISS A/S, a global facility services provider based in Denmark and publicly traded on the NASDAQ OMX Copenhagen, where she currently serves as a member of the Remuneration Committee and the Nomination Committee. Since 2019, Ms. Trudell has served on the board of Canadian Tire Corporation, a Canadian retail company publicly traded on the Toronto Stock Exchange, where she is Chair of the Management Resources and Compensation Committee. From 2013 to 2019, she has served as a member of the Defense Business Board, which provides business advice to the U.S. Department of Defense. She also served on the board of Canadian Imperial Bank of Commerce from 2005 to 2008.	●ISS A/S (2015 to present) ●Canadian Tire Corporation (2019 to present) ●The Pepsi Bottling Group, Inc. (2008 to 2010) ●Canadian Imperial Bank of Commerce (2005 to 2008) ●PepsiCo, Inc. (2000 to 2007)

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Board Composition

We believe the Board benefits from a holistic approach to board composition. Our Board values a mix of new directors, who bring fresh perspectives, and longer-serving directors, who bring continuity and breadth of experience with our strategies and risk management processes. Our Board has developed comprehensive and ongoing assessment and succession planning processes and regularly reviews the biographical backgrounds and skills of its current members and potential nominees in connection with its ongoing evaluation of Board composition.

Board Changes Since 2013

●Added six new directors
●Increased gender diversity from less than 10% to over 36% (currently four women on the Board)
●Enhanced Board skills relating to ESG, human resources, and cybersecurity

Selection and Nomination of Directors

Director Nomination Process

The Compensation and Governance Committee is responsible for identifying and recommending qualified candidates for nomination to the Board. It regularly assesses the appropriate size and composition of the Board and whether any vacancies are expected due to retirement or other reasons. Candidates may come to the attention of the Compensation and Governance Committee through our current Board members or our executive officers, professional search firms, shareholders or other persons. From time to time, the Compensation and Governance Committee engages executive recruiters to identify potential nominees to the Board and to provide related services such as background checks and other due diligence.

Director Qualifications

As discussed in our Guidelines on Significant Corporate Governance Issues (“Corporate Governance Guidelines”), we do not set specific criteria for directors but believe that candidates should show evidence of leadership in their particular field, and have broad experience and the ability to exercise sound business judgment. The Board considers the diversity, skills and experience of candidates in the context of the needs of the Board as a whole. In selecting directors, the Board generally seeks a combination of qualities and experience that will contribute to the exercise of the duties of the Board, including active or former chief executive or senior officers of major complex businesses, leading academics and entrepreneurs.

When identifying and considering potential director nominees and evaluating the current composition of our Board, the Compensation and Governance Committee focuses on the composition and competencies of our Board as a whole, how the traits possessed by individual directors and director nominees complement one another, the ability of the current and proposed members to operate collegially and effectively, and the intersection of these factors with our current strategy, operational plans and oversight requirements. The factors considered by the Compensation and Governance Committee when evaluating individual director nominees include:

●	personal and professional ethics, integrity and values;
●	independence, including the ability to represent all of our shareholders without any conflicting relationship with any particular constituency;
●	business acumen, leadership qualities and record of accomplishment;
●	professional experience and industry expertise in light of our evolving strategic and operational plans over time;

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●	compatibility with the existing Board composition;
●	ability and willingness to devote sufficient time to carrying out Board duties and responsibilities fully and effectively, particularly in light of our Bermuda headquarters location;
●	commitment to serve on our Board for a potentially extended period of time, with a view toward effective oversight of management’s efforts to ensure the safety and soundness of our Company in light of the market cycles and earnings volatility that characterize our industry;
●	maintaining a diverse set of skills, experience and viewpoints on the Board as a whole; and
●	other attributes of the candidate, our business and strategic conditions and external factors that the Compensation and Governance Committee deems appropriate.

The Compensation and Governance Committee has the discretion to weigh these factors as it deems appropriate. The importance of these factors may vary from candidate to candidate, depending on our evolving circumstances, and no particular criterion is necessarily applicable to all prospective nominees.

Board Diversity

Our Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of skills, viewpoints, experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities, taking into account our evolving strategic direction and needs. The Compensation and Governance Committee evaluates and discusses diversity at both the Board and committee levels when carrying out its director selection, recruitment and nomination obligations and also when assessing the performance of current directors. This assessment is undertaken at least annually.

Alignment of Director Skills and Strategy

RenaissanceRe is a global provider of reinsurance and insurance. We aspire to be the world’s best underwriter by matching well-structured risks with efficient sources of capital, and our mission is to produce superior returns for our shareholders over the long term. Our strategy focuses on superior risk selection, superior customer relationships and superior capital management.

Our Compensation and Governance Committee has determined that each of our directors possesses the appropriate skills and experience to effectively oversee our business strategy. As detailed in each director’s biography above, our Board collectively leverages its strength in the following areas:

Executive Management	Risk/Compliance/ Regulation
Insurance/ Reinsurance Operations	Investments/ Asset Management
Financial & Audit	International
Strategic Transactions	Public Company CEO
ESG/Sustainability	Talent/Human Capital
Data Analytics/Digital

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Shareholder Nomination Process

Candidates recommended by shareholders for nomination to the Board will be considered and evaluated by the Compensation and Governance Committee using the same process and criteria that we use to evaluate other candidates, assuming the proper procedures for shareholder nominations are followed. The Compensation and Governance Committee will consider nominees to the Board recommended by no fewer than 20 shareholders holding in the aggregate not less than 10% of the outstanding paid-up share capital of RenaissanceRe. Any shareholder recommendation must be sent to our Corporate Secretary not less than 60 days prior to the scheduled date of the annual general meeting of shareholders and must set forth for each nominee: (i) the name, age, business address and residence address of the nominee; (ii) the principal occupation or employment of the nominee; (iii) the class or series and number of shares of capital stock of RenaissanceRe that are owned beneficially or of record by the nominee; and (iv) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder. The written notice must also include the following information with regard to the shareholders giving the notice:

●	the name and record address of such shareholders;
●	the class or series and number of shares of capital stock of RenaissanceRe that are owned beneficially or of record by such shareholders;
●	a description of all arrangements or understandings between such shareholders and each proposed nominee and any other person (including his or her name and address) pursuant to which the nomination(s) are to be made by such shareholders;
●	a representation that such shareholder intends to appear in person or by proxy at the annual general meeting of shareholders to nominate the persons named in its notice; and
●	any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filing.

Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected. The Compensation and Governance Committee may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Board Assessment and Evaluation

The Board recognizes that a robust and constructive evaluation process is an essential part of good corporate governance and Board effectiveness. Pursuant to its charter, the Compensation and Governance Committee has responsibility for oversight of the Board’s annual overall effectiveness reviews, review of individual director performance and similar matters. At the direction of the Compensation and Governance Committee, our Non-Executive Chair of the Board facilitates the annual assessment of the Board’s effectiveness. He conducts individual interviews with Board members and management, facilitating reviews of individual director effectiveness, as well as the Board as a whole. From time-to-time, the Board engages independent third parties to review the Board’s practices and procedures and assess its effectiveness. In addition, each standing committee of the Board performs a comprehensive annual self-assessment as part of the Board’s overall governance effectiveness review and assessment. Results are compiled and are discussed by the Board and each committee, and changes in practices, Board composition and procedures are recommended by the Compensation and Governance Committee as necessary.

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Board Structure and Processes

Our Commitment to Corporate Governance

Our Board and management have a strong commitment to effective corporate governance. We believe we have a comprehensive corporate governance framework which takes into account applicable regulatory requirements and best practices. The key components of this framework are set forth in the following documents:

●	our Bye-laws;
●	our Corporate Governance Guidelines;
●	our Code of Ethics;
●	our Audit Committee Charter; and
●	our Compensation and Governance Committee Charter.

The Board regularly reviews corporate governance developments and modifies our Corporate Governance Guidelines, Code of Ethics, committee charters and key Board practices as the Board believes to be warranted. A copy of each of these documents is published on our website at www.renre.com under “Investors—Corporate Governance,” except our Bye-laws, which are filed with the SEC and can be found on the SEC website at www.sec.gov. Each of these documents is available in print to any shareholder upon request.

Governance Highlights

●Over 90% of our directors are independent, with an Independent Non-Executive Chair of the Board and fully independent Audit, Compensation and Governance, and Investment and Risk Management Committees.
●Rigorous director evaluation and selection criteria, which encourage diversity and refreshment.
●Board oversight of strategic planning and enterprise-wide risk management, including environmental sustainability and climate change matters.
●Active shareholder engagement.
●Meaningful share ownership guidelines for directors and named executive officers; anti-hedging, anti-pledging and insider trading policies.

Code of Ethics

Our Code of Ethics applies to all of our directors and employees, including our principal executive officer, principal financial officer, and principal accounting officer, and all of our employees performing financial or accounting functions. The Code of Ethics is available free of charge on our website, www.renre.com, under “Investors—Corporate Governance.” We will also provide a printed version of the Code of Ethics to any shareholder upon request. We intend to disclose any amendments to our Code of Ethics by posting them on our website. Any waivers of our Code of Ethics applicable to our directors, principal executive officer, principal financial officer, principal accounting officer, controller and other executive officers who perform similar functions will be disclosed by filing a current report on Form 8-K with the SEC.

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Board Leadership Structure and Engagement

Director Independence

The Compensation and Governance Committee has reviewed the independence of each of our current directors and affirmatively determined that each of Mses. Hamilton, Sanders and Trudell, Dr. Rahmani and Messrs. Bushnell, Gibbons, Gray, Hennes, Klehm and Santomero are independent. Mr. O’Donnell is not independent because of his employment as our President and Chief Executive Officer.

The New York Stock Exchange (the “NYSE”) listing standards require that a majority of our directors be independent. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with us either directly or as a partner, shareholder or officer of an organization that has a relationship with us. Our Corporate Governance Guidelines provide that a majority of our directors will meet the NYSE’s independence criteria and set forth additional parameters that the Board uses to determine director independence, which we believe are more stringent than the independence requirements in the NYSE listing standards. In addition, the Board considers all relevant facts and circumstances known or reported to it in making independence determinations.

In particular, when making its independence determinations, the Compensation and Governance Committee considered the following relationships and determined that none of the directors involved had a material relationship with us as a result of these relationships. Mr. Hennes serves (and until April 2019, Mr. Santomero served) as a director of Citigroup. We have current and historical financial relationships with Citigroup and its subsidiaries and affiliates, including Citigroup acting in manager roles in several of our securities offerings over the last few years and being a party to letter of credit facilities with us. Mr. Gibbons is the Treasurer and a director of EGL, the parent company of a number of varied businesses in Bermuda, including Colonial Group International (“Colonial”), and a director of BACL. We have entered into reinsurance contracts with Colonial which are described under “—Certain Relationships and Related Transactions” below. In addition, we have other immaterial business relationships with a variety of the other businesses owned by EGL and BACL relating primarily to local services and procurement in Bermuda, for which we paid these entities a total of approximately $25,000 in 2019. Mr. Gibbons is not directly involved in the management of Colonial or any of the other businesses owned by EGL or BACL with which we do business, and all of the transactions were entered into in the ordinary course of business on terms available to similarly situated parties. Furthermore, EGL and BACL entities did not make payments to, or receive payments from, us in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of EGL’s or BACL’s consolidated gross revenues.

Role of the Non-Executive Chair of the Board

Pursuant to our Corporate Governance Guidelines, the Chair of the Board may be an officer and director or an outside director and may or may not be the Chief Executive Officer, at the option of the Board. The Board believes it should be free to make these determinations depending on what it believes is best for our shareholders in light of all the circumstances. At this time, the Board has determined that it is appropriate to separate the roles of Chair and Chief Executive Officer. The Board believes that having an independent director serve as Non-Executive Chair of the Board is in the best interest of shareholders at this time and that this structure currently assists the independent directors in the oversight of the Company and facilitates participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.

Currently, Mr. Gibbons serves as the Non-Executive Chair of the Board. In addition to chairing each meeting of the Board, the Non-Executive Chair of the Board has significant additional responsibilities, including: (i) having the authority to call meetings of the Board; (ii) setting the agendas for the Board meetings and executive sessions to ensure that the Board members receive the information necessary to fulfill the Board’s primary responsibilities; (iii) chairing executive sessions of the independent directors; (iv) briefing the Chief Executive Officer on issues arising in the executive sessions, as appropriate; (v) facilitating discussion among the independent directors on key issues and concerns outside of a Board meeting and serving as a non-exclusive conduit to the Chief Executive Officer of the views, concerns and issues of the independent directors; (vi) interviewing candidates for

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directorship; (vii) facilitating the assessment of the Board’s effectiveness, at the direction of the Compensation and Governance Committee; and (viii) together or in coordination with the Chief Executive Officer, representing the organization in external interactions with shareholders, employees and other stakeholders.

The Non-Executive Chair of the Board does not serve as a member of the Audit Committee, the Compensation and Governance Committee or the Investment and Risk Management Committee, but rather attends such meetings and other functions of the committees on an ex officio basis as the facts and circumstances warrant. The Non-Executive Chair of the Board serves as a member of the Transaction Committee and Offerings Committee, which meet on an as-needed basis.

Meetings and Attendance

During 2019, the Board met five times, and its three principal standing committees, the Audit Committee, Compensation and Governance Committee and Investment and Risk Management Committee, each met four times. The Transaction Committee and Offerings Committee meet on an as needed basis. The Offerings Committee met one time during 2019. For more information on our committees, please see below.

Each of our directors attended 75% or more of the meetings of the Board and committees of the Board on which he or she served during 2019 (during the periods that he or she served). The members of the Board are expected to attend our annual general meetings of shareholders. All of our directors attended our 2019 Annual Meeting, which was held on May 15, 2019 in Bermuda.

Executive Sessions

Separate executive sessions of our non-management directors are held in conjunction with each regular quarterly Board meeting. The Non-Executive Chair of the Board presides at these executive sessions of the Board. The standing committees of the Board also conduct regular executive sessions, which are chaired by the respective chairs of the committees.

Director Orientation and Continuing Education

Our Compensation and Governance Committee oversees the orientation process for new directors. Each new director and new member of a Board committee participates in a comprehensive orientation program run by management. The orientation includes presentations by senior management to familiarize the new director with our strategic plan, significant accounting and risk management issues, compliance programs, Code of Ethics, and other relevant topics.

We encourage our directors to participate in continuing education programs and reimburse them for reasonable expenses associated with third-party training programs relating to our business, industry or the discharge of Board duties. We also provide ongoing education programs on topics relevant to RenaissanceRe and our industry as part of regular Board and committee meetings, and directors are invited and encouraged to visit our offices to meet with management.

Communicating with the Board

Any shareholder or other party may communicate directly with the Board, any committee of the Board or our non-management directors as a group by writing to the intended recipient in the care of the Corporate Secretary. Shareholders can send communications electronically through our website at www.renre.com by clicking on “email” under “About Us—Contacts—Legal or Corporate Information” or by mail to: RenaissanceRe Holdings Ltd., P.O. Box HM 2527, Hamilton HMGX, Bermuda, Attn: Corporate Secretary. If properly addressed, communications will be forwarded to the intended recipient unopened.

The Audit Committee, on behalf of itself and our other non-management directors, has established procedures to enable employees or other parties who may have a concern about our conduct or policies to communicate that concern. Our employees are encouraged and expected to report any conduct which they believe in good faith to be an actual or apparent violation of our Code of Ethics. In addition, as required under the Sarbanes-Oxley

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Act of 2002, the Audit Committee has established procedures for receiving, retaining and treating complaints regarding accounting, internal accounting controls or auditing matters, and confidential submission by Company employees of concerns regarding questionable accounting or auditing matters, among other things. These communications may be anonymous, and may be submitted in writing, e-mailed or reported by phone through various internal and external mechanisms as provided on the Company’s internal website. Additional procedures by which internal communications may be made are provided to each employee. Our Code of Ethics prohibits any employee or director from retaliating or taking any adverse action against anyone for raising or helping to resolve an integrity concern.

Committees of the Board

The Board maintains three principal standing committees: the Audit Committee, the Compensation and Corporate Governance Committee, and the Investment and Risk Management Committee. The responsibilities of these committees are summarized below and more fully described in their charters. In addition, the Board maintains two standing, specific purpose committees: the Transaction Committee and the Offerings Committee. The responsibilities of these committees are summarized below.

The Board has determined that each member of the Audit Committee and the Compensation and Governance Committee meets the applicable independence standards of the Commission and the NYSE. The Board has also determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise as required by NYSE rules and is an “audit committee financial expert” under the Commission’s rules in each case given his or her experience as set forth in his or her biography above.

Audit Committee 4 meetings in 2019
Members Valerie Rahmani Carol P. Sanders David C. Bushnell (Chair)

The Audit Committee’s key responsibilities include oversight of:

●Our accounting and financial reporting process, as well as the integrity, quality and accuracy of our financial statements, including internal controls;
●Our operational risk assessment and risk management process;
●Our compliance with legal and regulatory requirements, including review of our Code of Ethics and internal compliance program;
●Our cybersecurity program;
●Our independent auditor’s appointment, compensation, qualifications, independence and performance; and
●The performance of our internal audit function.

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Compensation and Corporate Governance Committee 4 meetings in 2019
Members Jean D. Hamilton Cynthia Trudell Henry Klehm III (Chair)

The Compensation and Corporate Governance Committee’s key responsibilities include:

Compensation-Related

●Determining compensation of our Chief Executive Officer and directors, and reviewing and approving our Chief Executive Officer’s recommendations of other key executives’ compensation;
●Overseeing incentive and stock-based compensation plans, including granting and setting the terms of awards;
●Evaluating performance of executive officers;
●Reviewing and recommending policies, practices and procedures concerning compensation strategy and other human resources-related matters, including diversity and development;
●Reviewing and advising on executive succession planning; and
●Reviewing, analyzing and overseeing the mitigation of risks associated with our compensation programs.

Corporate Governance-Related

●Overseeing and supervising the director nomination process, including identifying and evaluating prospective Board candidates;
●Reviewing and monitoring the performance and composition of the Board and its committees;
●Overseeing the new director orientation process and director continuing education policies;
●Developing and evaluating our corporate governance practices and procedures, including compliance with legal and regulatory requirements;
●Assisting our Board in overseeing sustainability and corporate responsibility policies and programs; and
●Reviewing any properly submitted shareholder proposals.

Compensation and Corporate Governance Committee Advisors
The Compensation and Governance Committee has the authority to select, retain and dismiss compensation consultants, financial and other advisors and independent legal counsel as it deems necessary in accordance with the procedures set forth in the charter and considering independence and potential conflicts of interest. For a discussion regarding our independent compensation consultant, please see “Executive Compensation—Compensation Discussion and Analysis—Compensation Determination Process—Role of Compensation Consultants” below.

In addition, our Compensation and Governance Committee reviews our compensation programs for consistency with our risk management practices and to assist us in ensuring that our programs align our executives and employees with the long-term interests of shareholders in light of the market cycles and earnings volatility that characterizes our industry. For a discussion regarding our compensation policies and practices as they relate to our risk management see “Executive Compensation—Compensation Discussion and Analysis—Compensation Governance—Compensation and Risk Management” below.

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Compensation Committee Interlocks and Insider Participation
Ms. Hamilton, Mr. Klehm, Ms. Trudell and Edward Zore (who retired from the Board in May 2019) served on the Compensation and Governance Committee during the 2019 fiscal year. No member of the Compensation and Governance Committee during the 2019 fiscal year was an officer or employee of the Company during the 2019 fiscal year or was formerly an officer of the Company, or had any relationship requiring disclosure by the Company as a transaction with a related person under Item 404 of Regulation S-K (“Regulation S-K”) of the U.S. Securities Act of 1933, as amended (the “Securities Act”). No executive officer of the Company served on any board of directors or compensation committee of any other company for which any of our directors served as an executive officer at any time during the 2019 fiscal year.

Investment and Risk Management Committee 4 meetings in 2019
Members Brian G. J. Gray Duncan P. Hennes Anthony M. Santomero (Chair)

The Investment and Risk Management Committee’s key responsibilities include:

●Overseeing our investment strategies, performance and risk management;
●Reviewing management procedures to develop investment strategies and risk limits and monitoring adherence to those guidelines;
●Reviewing and monitoring investment manager and investment portfolio performance;
●Assisting the Board with assessing our financial, non-operational risk management, in coordination with the Audit Committee; and
●Overseeing the processes used to manage key financial risks, including risks related to liquidity, solvency margins, reinsurance program limits, third-party credit risk and foreign exchange exposure.

Specific Purpose Committees

Transaction Committee
The Transaction Committee presently consists of Messrs. Gibbons, Gray and O’Donnell (Chair) and Ms. Hamilton. The Transaction Committee has the authority of the Board to consider and approve, on behalf of the full Board, certain strategic investments and other possible transactions.

Offerings Committee
The Offerings Committee presently consists of Messrs. Gibbons, Gray and O’Donnell (Chair) and Ms. Hamilton. The Offerings Committee has the authority to consider and approve, on behalf of the full Board, transactions pursuant to our shelf registration program, including setting the terms, amount and price of any such offering.

Certain Relationships and Related Transactions

Policies and Procedures for the Review, Approval and Ratification of Transactions with Related Persons

We have adopted a written policy with respect to the review, approval and ratification of transactions with related persons. The policy covers, among other things, transactions between us and any of our executive officers, directors, nominees for director, any of their immediate family members or any other related persons as defined

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in Item 404 of Regulation S-K. Each transaction covered by this policy is reviewed to determine whether the transaction is in the best interests of the Company and our shareholders. The transactions described below include certain transactions we have entered into with parties that are, or could be deemed to be, related to us.

Relationship with BlackRock, Inc.
BlackRock, Inc. (“BlackRock”) reported a beneficial ownership interest of more than 5% of our common shares as of December 31, 2019. Affiliates of BlackRock provide investment management, risk analytics and investment accounting services to us. During 2019, we incurred $4.7 million in fees relating to these services. These fees were at then-prevailing market rates determined pursuant to arm’s-length negotiations between us and such affiliates.

Relationship with Colonial Group International
Mr. Gibbons is the Treasurer of EGL, the parent company of Colonial. We entered into reinsurance contracts with Colonial pursuant to which we received premiums of approximately $276,000 from Colonial in 2019, and paid claims to Colonial of approximately $180,000 in 2019. We renewed certain of these reinsurance contracts in December 2019 and we expect to receive premiums of approximately $291,000 from Colonial in 2020 as a result of those renewals. To date in 2020, we have paid approximately $12,000 of claims to Colonial. Mr. Gibbons is not directly involved in the management of Colonial and all of these transactions with Colonial were entered into in the ordinary course of business on terms available to similarly situated parties.

Use of Company Aircraft
Pursuant to their employment agreements, our named executive officers and certain other officers are permitted business use and a limited amount (currently the equivalent of 15 hours per year of use of the base airplane) of Company-funded personal use of our fractional interest program with NetJets Aviation Inc. (“NetJets”). On occasion, we may allow additional hours of Company-funded personal use of our aircraft interest on a case-by-case basis. The aggregate incremental cost to us of any personal use is included in the Summary Compensation Table below. Our named executive officers pay imputed income tax on the value of these benefits and are not entitled to tax gross-ups on any perquisites. In addition, Mr. O’Donnell; Ross Curtis, our Chief Underwriting Officer; Robert Qutub, our Chief Financial Officer; and Stephen Weinstein, our Group General Counsel and Chief Compliance Officer, have each entered into an aircraft use agreement with us which allows them to use our fractional interest program with NetJets for additional travel beyond that which is provided for in their employment arrangements, provided that they pay for such use in advance of any trip at the fully loaded variable rate (which rate represents our aggregate incremental cost of such use within the meaning of Regulation S-K and the rules and other guidance of the Commission). In addition, they must maintain a deposit with us from which we are authorized to withdraw funds in order to satisfy any amounts owed under the agreement. The form of aircraft use agreement was approved by the Compensation and Governance Committee. Pursuant to their agreements, Mr. O’Donnell paid $43,496 and Mr. Weinstein paid $41,617 for personal use of the aircraft interest for travel during 2019. Mr. Qutub and Mr. Curtis did not have additional use in 2019. Our other executive officers are also approved to enter into aircraft use agreements with us if they wish to do so. For additional information regarding our named executive officers’ and certain other officers’ use of our corporate aircraft, see “Executive Compensation—Compensation Discussion and Analysis—Principal Components of Our Executive Compensation Program—Additional Compensation Practices—Other Benefits and Perquisites” below.

Housing Arrangements with Executive Officers
As discussed under “Executive Compensation—Compensation Discussion and Analysis—Principal Components of Our Executive Compensation Program—Additional Compensation Practices—Other Benefits and Perquisites” below, we provide housing allowances to certain of our named executive officers, as well as to other employees. The amount of the housing allowance is included in the Summary Compensation Table for each named executive officer (see “Executive Compensation—Executive Compensation Tables—All Other Compensation Table” below). Our named executive officers pay imputed income tax on the value of these benefits and are not entitled to tax gross-ups on any perquisites. From time to time, our subsidiaries enter into long-term leases for properties in Bermuda, which we sublease to certain officers, including certain of our named executive

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officers. In November 2015, one of our subsidiaries entered into a long-term lease of a property in Bermuda and subsequently subleased this property to Mr. O’Donnell for his Bermuda residence. We are not currently the lessee on the lease of residences of any of our other named executive officers.

Charitable Donations
RenaissanceRe provides support to various charitable organizations in Bermuda and other communities in which we operate, including organizations that support insurance industry education and training, crime prevention, substance abuse prevention, affordable housing and educational assistance. As part of our efforts, we match donations made by our officers and other employees to appropriately registered charities up to certain maximum amounts and make direct charitable contributions. Certain of our executive officers and directors, and spouses of certain of these persons, serve and have served as directors, officers or trustees of some of these organizations. We did not contribute more than $120,000 to any one charity in 2019 for which any of our directors or executive officers served as a director, officer or trustee.

The Board’s Role and Key Responsibilities

Strategic Oversight

Our Board believes that long-range strategic issues should be discussed and reviewed at regular Board meetings. Our Corporate Governance Guidelines provide that the Board review and critique our strategic plan at least annually, with quarterly reviews of performance in comparison to the financial plan. Senior management and the full Board engage in long-term strategy discussions at least annually, and the Board and committees regularly receive updates from business function leaders on our performance against our tactical plans.

Our strategic plan drives the Board’s goal setting in many areas. For example, the goals of each Board committee are tied to the achievement of the strategic plan. The Compensation and Governance Committee determines and measures compensation against the achievement of strategic goals and objectives.

Corporate Strategy

Superior Customer Relationships	Superior Risk Selection	Superior Capital Management

Core Values	Principles	Culture	Integrated Systems	Goal Setting

Superior Long-Term Shareholder Returns

Risk Oversight

We consider enterprise-wide risk management to be a key strategic objective and believe that our enterprise-wide risk management processes and practices help to identify potential events that may affect us; quantify, evaluate and manage the risks to which we are exposed; and provide reasonable assurance regarding the achievement of corporate objectives. For each identified and measured risk, we have identified (i) a day-today owner and management response, (ii) a process for monitoring and reporting on the risk, (iii) a senior management committee, and (iv) Board and/or committee oversight. We believe that this risk management process, along with our culture and focus on enterprise-wide risk management, ensures effective risk oversight by our Board.

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Risk Management Process

BOARD
●The Board is responsible for overseeing enterprise-wide risk management and is actively involved in the monitoring of risks that could affect us.
●The members of the Board have regular, direct access to the senior executives and other officers responsible for coordinating enterprise-wide risk management, including our Chief Financial Officer, Group Chief Risk Officer, Group Chief Underwriting Officer, and Group General Counsel and Chief Compliance Officer, each of whom reports directly to our Chief Executive Officer, as well as other senior personnel such as our Chief Accounting Officer, Chief Human Resources Officer, Head of Internal Audit, Chief Technology Officer, Corporate Information Security Officer and Corporate Actuary.
●The Board delegates certain of its risk management responsibilities to its committees as set forth in the committee charters and described under “—Board Structure and Processes—Committees of the Board” above, with key risks set forth below.
●The Non-Executive Chair of the Board participates in meetings of each committee from time to time on an ex officio basis and seeks to monitor the identification of risks or other matters that might require cross-committee coordination and collaboration or the attention of the full Board.

COMMITTEES
●Each committee regularly receives and discusses materials from the other committees, and we believe this allows the directors to be aware of the various risks across the Company.
●Each committee performs a comprehensive annual self-assessment as part of the Board’s overall governance effectiveness review and assessment, which reflects the committees’ evaluation of our corporate risk management practices and, if applicable, the identification of potential new oversight needs in light of changes in our strategy, operations or business environment.

Key Risks Overseen

Audit Committee	Compensation and Governance Committee	Investment and Risk Management Committee
●Financial statements integrity and reporting ●Cybersecurity and business continuity ●Legal, regulatory and compliance ●Tax compliance
●Executive and employee compensation
●Succession planning (executive and director)
●Diversity, employee development and corporate social responsibility
●Governance structure and processes shareholder concerns
●Enterprise risk management framework ●Investment strategies and risk limits ●Key financial, non-operational risk or exposures ●Reserve risk ●Capital and liquidity requirements

MANAGEMENT
●At least annually, our Chief Risk Officer presents a comprehensive risk management overview to the Board to demonstrate management coverage and Board oversight of significant identified risks. This overview outlines our procedures for the identification and measurement of, response to, and monitoring and reporting of risk.
●Management representatives from our risk, legal, regulatory, compliance, human resources, treasury, finance, investments, reserving, information security, accounting and internal audit functions:
●Regularly report to the Board and each committee at scheduled sessions, including at least annually to the Compensation and Governance Committee regarding the potential risks of our compensation policies and practices; and
●Separately meet with, and are interviewed by, our committees in executive sessions.

34     RenaissanceRe

Cross-Committee Risk and Strategy Oversight Collaboration

At their quarterly meetings, each committee reviews and discusses its current and future agendas in the context of our strategic plan and any new Company, industry or market information and identifies matters that should be discussed with other committees or the full Board. In addition, each standing committee reports to the full Board at each quarterly Board meeting. Our Audit, Compensation and Governance and Investment and Risk Management Committees coordinate their oversight of our financial and operating risks and routinely collaborate to address specific matters requiring coordination and cross-committee oversight. We believe that these collaborative efforts sustain high levels of enterprise-wide risk management and facilitate sound corporate governance.

Succession Planning

We believe that succession planning is key to ensuring effective risk oversight and execution of our strategy and that our succession planning programs ensure that the Board has appropriate oversight. On behalf of the Board, our Compensation and Governance Committee collaborates with our Chief Executive Officer in the development and monitoring of our programs for emergency and long-term executive succession, generally on a quarterly basis. Individuals who are identified as having potential for senior executive positions are identified to the Compensation and Governance Committee, in part utilizing the results of the Company’s internal review and feedback processes. The careers of these individuals are monitored to ensure that over time they have appropriate exposure both to the Board and to our businesses. These individuals interact with our Board in various ways, including through participation in Board meetings and other Board-related activities and meetings with individual directors. The Compensation and Governance Committee regularly briefs the full Board on these matters.

Environmental and Corporate Social Responsibility

Good corporate citizenship has always been important at RenaissanceRe and remains an integral component of our corporate philosophy. Our Board recognizes the importance of investing time and resources in business practices that emphasize environmental and corporate social responsibility, and oversees internal strategies and related activities through regular reports by management to the Board and its committees. Highlights of our long-standing commitment to ESG priorities and associated activities are outlined below.

Our Leadership on Climate Change and Risk Mitigation

At RenaissanceRe, we understand the considerable environmental and social risks related to climate change. For more than 25 years, we have been a leader in understanding and modeling atmospheric hazards and the economic impact of climate-related events. Based on the research of our team of scientists, meteorologists, and engineers at our Weather Predict Consulting Ltd. subsidiary, we believe that climate change is driven by human activity and is contributing to an increase in the frequency and severity of natural catastrophes over and above normal climate variability, and that this trend will persist into the future.

Consideration of the impacts of climate change on our clients and the communities they serve is integral to our enterprise risk management process. We have taken measures to mitigate losses related to climate change through our underwriting process and by continuously monitoring and adjusting our risk management models to reflect the higher level of risk that we think will persist. We integrate the anticipated impact of climate change holistically into our enterprise risk management process and catastrophe models, and regular reports by management to our Board and its committees on these issues are central to our governance processes.

In addition, we proactively engage with our stakeholders to promote resiliency in order to help our clients, and the homeowners and businesses they serve, adapt to and manage climate change risks. We have long been active in promoting risk mitigation and disaster preparedness to save lives and increase the economic resiliency of communities. Reinsurance is an important contributor to helping communities recover after a natural disaster, and we have made significant commitments to both reduce the protection gap and mitigate the impact of natural disasters on populations and economies in the developing world.

2020 Proxy Statement     35

●	We established the RenaissanceRe Risk Sciences Foundation in 2008 to support advanced scientific research of natural catastrophes, as well as the development of risk mitigation and adaptive techniques to safeguard communities.
●	We have hosted an award-winning series of Risk Mitigation Leadership Forums, attended by over 4,000 disaster-safety representatives, most recently at Columbia University in November 2019.
●	We have played an active role within the Insurance Development Forum, occupying a leadership position as co-chair of the Risk Modelling Steering Group, to reduce the protection gap.
●	We have funded the development of the first probabilistic Sri Lanka flood model in an open source format to improve analysis of regional flood risks, enhance disaster risk financing and community resilience, and lower barriers to high-quality hazard and risk information.
●	We are a long-standing member of The Insurance Institute for Business & Home Safety, supporting the research of residential and commercial construction materials to create more resilient communities.
●	We led the development of the Lloyd’s Disaster Risk Facility, providing expertise and risk capital to efficiently deliver disaster risk financing to the less developed world.
●	We are involved in leading industry collaboration on the Oasis open source platform for developing, deploying and executing catastrophe models.
●	We are a founding sponsor of the Natural Catastrophe Data and Analytics Exchange Alliance (NatCatDAX) partnership to foster a shared, scientifically sound understanding of catastrophic risk in Asia.
●	We have led various initiatives at Lloyd’s of London, including our sponsorship of the “Improving Natural Catastrophe Resiliency: Insurance vs. Intervention” forum in 2017 and our reinsurance lecture on “Climate Changes and Natural Catastrophe Risk” in 2020.
Our executives serve in leadership roles at multiple environmental and resiliency organizations, including:
The Insurance Development Forum
The ClimateWise Insurance Advisory Council
The National Wildlife Foundation’s President’s Advisory Council
The Bermuda Institute of Ocean Science
The Insurance Institute for Business & Home Safety

Our People and Our Commitment to Diversity, Equity and Inclusion

At RenaissanceRe, our people are our most valuable resource and core to our success. There is a uniform commitment by executive management to foster an environment where every person on our team can succeed. The Compensation and Governance Committee is actively engaged in the oversight of these initiatives and receives regular updates from management on progress and developments.

We strive to hire talented people and invest heavily in their development to aid them in their professional and personal growth. We endeavor to provide a safe, healthy and supportive work environment that promotes the well-being of our employees and the value that they contribute to our global organization. We actively encourage open dialogue with our employees, and conduct regular surveys to measure employee satisfaction and engagement, allowing us to ensure that lower-scoring areas are addressed and clear guidance and support is provided.

Under the sponsorship of our named executive officers, we established a cross-functional DEI Executive Council in 2018 which is chaired by Mr. Curtis. In 2019, this council set our DEI strategy, identifying focus areas such as raising awareness of DEI throughout our organization, enhancing our recruitment and selection process, and furthering equity around leadership opportunities and development. We also expanded our DEI governance

36       RenaissanceRe

structure to include local advisory committees responsible for implementation at a country level and have advanced our DEI work through a series of open discussions on key DEI topics which we will continue into 2020. To further these goals:

We support the professional growth of our leaders through programs such as the Leadership Development Initiative, a customized program for participants at senior levels of the organization focusing on advanced leadership skills and capabilities.	We conduct annual training for all employees and management on a variety of human rights issues, including non-discrimination, anti-money laundering, anti-bribery and corruption, and recognizing conflicts of interest.

We provide a robust and transparent Career Development Framework to provide all employees the tools to facilitate career growth at RenaissanceRe.	We have strengthened tools and support for our people managers through the introduction of tailored goals and a comprehensive development program.

Our Positive Social Impact

We believe it is important to be an engaged member of the communities in which we live and work, and that CSR is good for our communities, employees and business. We execute our global CSR strategy through a locally-led philosophy, encouraging our employees to engage in volunteer activities and initiatives that make an impact in local communities while contributing to our annual global giving theme and CSR objectives for the year. We have a generous charitable donation program and primarily give through our employee matching program, global and local community grants, employee volunteerism, and our RenaissanceRe Undergraduate Scholarship Program.

Highlights of some of our community involvement and charitable activities include:

Our sponsorship of the DiveIn festival to promote diversity and inclusion in the global re/insurance sector.	Our active engagement in the Women ReBOOT Program in Ireland, a technology-sector, DEI initiative for women returning to work after a career break.	Our sponsorship of the Design for Impact conference, providing gifted females in the Bermuda community with educational sponsorships.

Our RenaissanceRe Undergraduate Scholarship Program, founded in 2008, providing educational assistance to students who demonstrate academic excellence, leadership experience and community engagement.	Our sponsorship of the Bermuda Institute of Ocean Sciences MARINE (Mid-Atlantic Robotics in Education) program to increase STEAM, teamwork, communication and project management skills in youths across Bermuda.	Our sponsorship and encouragement of employee giving and volunteering opportunities across our offices.

2020 Proxy Statement       37

Director Compensation

Director Compensation Table

The following table sets forth information concerning compensation paid to each director who served on the Board during 2019, other than Mr. O’Donnell, whose compensation as our President and Chief Executive Officer is set forth under “Executive Compensation—Executive Compensation Tables—Summary Compensation Table” below:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
David C. Bushnell	120,000	139,964	259,964
James L. Gibbons	170,000	289,862	459,862
Brian G. J. Gray	90,000	139,964	229,964
Jean D. Hamilton	90,000	139,964	229,964
Duncan P. Hennes	90,000	139,964	229,964
Henry Klehm III	120,000	139,964	259,964
Valerie Rahmani	90,000	139,964	229,964
Carol P. Sanders	90,000	139,964	229,964
Anthony M. Santomero	120,000	139,964	259,964
Cynthia Trudell(3)	45,000	139,904	184,904
Edward J. Zore(3)	45,000	139,964	184,964
(1)	Amounts shown reflect annual retainer and annual committee chair retainer, as described below.
(2)	The amounts in this column represent the aggregate grant date fair value of time-vested restricted shares granted to our non-employee directors in 2019, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, excluding the effect of estimated forfeitures. The assumptions made in the valuation of stock awards are discussed in Note 17 (Stock Incentive Compensation and Employee Benefit Plans) of our Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Form 10-K”). These values do not represent the actual value the recipient will or has received from the award. On March 1, 2019, each of Messrs. Bushnell, Gray, Hennes, Klehm, Santomero and Zore, Mses. Hamilton and Sanders, and Dr. Rahmani were awarded 958 restricted shares and Mr. Gibbons was awarded 1,984 restricted shares. On May 15, 2019, Ms. Trudell was awarded 838 restricted shares when she came on board. All of the restricted shares awarded to our non-employee directors in 2019 will vest in three equal annual installments beginning on March 1, 2020. The aggregate number of stock awards outstanding as of December 31, 2019 for each director who served on the Board during 2019 was as follows: Mr. Gibbons: 4,146 restricted shares; Messrs. Bushnell, Gray, Klehm and Santomero and Mses. Hamilton and Sanders: 2,002 restricted shares each; Mr. Hennes and Dr. Rahmani: 2,005 restricted shares each; and Ms. Trudell: 838 restricted shares.
(3)	On May 15, 2019, Mr. Zore retired from the Board at the expiration of his term, and Ms. Trudell was elected to the Board. The amounts shown for Mr. Zore and Ms. Trudell represent their annual retainers, prorated for their service during 2019.

Director Compensation Program

The Compensation and Governance Committee reviews director compensation annually. While the Compensation and Governance Committee does not target specific director pay levels against market data, with the assistance of Mercer (U.S.) Inc. (“Mercer”), its independent compensation consultant, it analyzes the competitiveness of our director compensation using market data for non-employee directors of the same group of peer companies used to evaluate executive compensation (see “Executive Compensation—Compensation Discussion and Analysis—Compensation Determination Process—Peer Group Process—The Market for Talent” below). The Compensation and Governance Committee reviews both the structure and amount of non-employee director compensation paid at these companies. In addition, since the talent market for directors is broader than the market for executives, the Compensation and Governance Committee also reviews director compensation among companies in the S&P MidCap 400 and the S&P 500 indices. In 2019, the Compensation and Governance Committee did not make changes to any elements of director compensation in connection its annual review.

38       RenaissanceRe

Annual Cash Retainers. During 2019, each of our non-employee directors other than the Non-Executive Chair of the Board received an annual cash retainer of $90,000 and our Non-Executive Chair of the Board received an annual cash retainer of $170,000 due to the additional responsibilities and duties of his position, which are described above under “—Board Structure and Processes—Board Leadership Structure and Engagement—Role of the Non-Executive Chair of the Board.” In addition, the Chairs of our Audit Committee, Compensation and Governance Committee and Investment and Risk Management Committee each received a committee chair cash retainer of $30,000. The cash retainer amounts were consistent with the 2018 amounts. In the event that a non-employee director joins the Board after the start of the fiscal year, the director will be paid a prorated retainer based on the number of regularly scheduled Board meetings anticipated to be attended as director, subject to a minimum of 50% of the annual retainer fee.

Additionally, we reimburse all directors for expenses incurred in connection with service on the Board, including reimbursement of expenses incurred in connection with attending educational seminars. Further, the Non-Executive Chair of the Board is reimbursed for expenses incurred in connection with attending certain industry events and functions. Generally, spousal travel on our corporate aircraft in connection with a business-related trip of a director is permitted, with spousal travel added to the director’s reported U.S. federal income, as applicable, based on the standard industry fare level valuation method. There is no incremental cost to us of providing this benefit.

Equity Awards. Our Compensation and Governance Committee weights directors’ compensation heavily in equity-based incentive awards in order to align their interests with the long-term interests of our shareholders. During 2019, each non-employee director other than the Non-Executive Chair of the Board received a grant of restricted shares valued at approximately $140,000, and the Non-Executive Chair of the Board received a grant of restricted shares valued at approximately $290,000, each consistent with the 2018 grants. Restricted shares granted to our non-employee directors generally vest in equal annual installments over three years. These restricted shares generally accelerate and vest on a director’s separation from service on the Board unless a director is requested to depart the Board for cause, in which case such restricted shares are forfeited. Dividends are paid currently on time-vested restricted shares. Non-employee directors who start mid-year receive a full-value annual restricted stock grant. The date of grant for such awards will be the director’s start date, and the awards will vest on the same dates as the regular director grants.

Limitation on Non-Employee Director Compensation. Pursuant to the RenaissanceRe Holdings Ltd. 2016 Long-Term Incentive Plan (the “2016 LTI Plan”), the maximum value of any awards granted to any non-employee director in any one calendar year, taken together with any cash fees paid to such non-employee director during such calendar year, may not exceed $1,500,000.

Director Equity Ownership Policy; No Hedging or Pledging

Pursuant to our equity ownership policy for independent directors, which furthers our goal of aligning the interests of our directors and shareholders, each of our independent directors is required to hold common shares (including vested and unvested restricted shares) having a value equal to five times his or her then-current annual cash retainer or such lesser amount as the director has been granted to date. Our independent directors generally are not permitted to sell any of the equity granted to them unless they have met their ownership requirements. As of December 31, 2019, all of our independent directors had satisfied their ownership requirements other than Ms. Trudell, who did not join the Company until May 15, 2019. Ms. Trudell is in compliance with our guidelines because she is not required to purchase shares in the open market in order to satisfy her ownership requirements.

In addition, our independent directors are subject to our anti-hedging, anti-pledging and other trading policies, which prohibit transactions in our securities outside of designated “window” periods (except pursuant to previously adopted, approved Rule 10b5-1 plans), hedging the market value of any of our securities, and short sales of, or margin loans on, our securities. We believe that each of our directors is in compliance with our anti-hedging, anti-pledging and other trading policies.

2020 Proxy Statement       39

Executive Officers

Our executive officers provide functional oversight of our business units and have primary responsibility for setting Company policy and decision-making authority. Our executive officers, as defined in the Exchange Act, include our Chief Executive Officer, Chief Financial Officer, Group Chief Underwriting Officer, Group Chief Risk Officer and Group General Counsel, each of whom is also a named executive officer for purposes of this proxy statement, and our Chief Accounting Officer.

Kevin J. O’Donnell
Age: 53 President and Chief Executive Officer

Mr. O’Donnell has served as our Chief Executive Officer since July 2013 and as our President since November 2012. Mr. O’Donnell has served in a number of roles since joining the Company in 1996, including Global Chief Underwriting Officer, Executive Vice President, Senior Vice President, Vice President and Assistant Vice President. Mr. O’Donnell also serves as the Chair of the Global Reinsurance Forum and served as the Chair of the Association of Bermuda Insurers and Reinsurers in 2017 and 2018.

Robert Qutub
Age: 58 Executive Vice President and Chief Financial Officer

Mr. Qutub has served as our Executive Vice President and Chief Financial Officer since August 2016. Prior to joining RenaissanceRe, Mr. Qutub served as Chief Financial Officer and Treasurer for MSCI Inc., a leading provider of portfolio construction and risk management tools and services for global investors, from July 2012 to May 2016. Prior to MSCI Inc., Mr. Qutub was with Bank of America from November 1994 to June 2012, where he held several segment Chief Financial Officer roles. He has served on the Board of Directors of USAA Federal Savings Bank since June 2014 and also served in the United States Marine Corps.

Ross A. Curtis
Age: 47 Senior Vice President and Group Chief Underwriting Officer

Mr. Curtis has served as our Senior Vice President and Group Chief Underwriting Officer since July 2014. Mr. Curtis has served in a number of roles since joining the Company in 1999 as a Catastrophe Reinsurance Analyst, including Chief Underwriting Officer of European Operations based in London, England from 2010 to 2014 and Senior Vice President of Renaissance Reinsurance Ltd. in Bermuda, primarily responsible for underwriting the international and retrocessional property catastrophe portfolios and assisting in the development of our specialty reinsurance lines, from 2006 to 2010.

40     RenaissanceRe

Ian D. Branagan
Age: 52 Senior Vice President and Group Chief Risk Officer

Mr. Branagan has served as our Senior Vice President and Group Chief Risk Officer since 2009 and as the Head of Group Risk Modeling since 2005. Mr. Branagan joined the Company in 1998 to open our Dublin office, later relocating to Bermuda with additional responsibilities for underwriting risk and modeling across our (re)insurance operations. Mr. Branagan subsequently assumed the responsibility of managing risk globally and, in 2013, relocated to our London office. Prior to joining the Company, Mr. Branagan led the international activities of Applied Insurance Research Inc. (“AIR”), which included the development and marketing of AIR’s catastrophe models and tools.

Stephen H. Weinstein
Age: 51 Senior Vice President, Group General Counsel, Corporate Secretary and Chief Compliance Officer

Mr. Weinstein has served as our Group General Counsel and Corporate Secretary since joining the Company in 2002, as Chief Compliance Officer since 2004 and Senior Vice President since 2005. From 2002, Mr. Weinstein also served as a Vice President. Prior to joining RenaissanceRe, Mr. Weinstein specialized in corporate law as an attorney at Willkie Farr & Gallagher LLP.

James C. Fraser
Age: 44 Senior Vice President and Chief Accounting Officer

Mr. Fraser has served as our Senior Vice President and Chief Accounting Officer since December 2016. He joined RenaissanceRe in 2009, and served as our Vice President and Head of Internal Audit from 2011 through 2016. Prior to joining the Company, Mr. Fraser worked in finance and risk management positions at XL Capital and Deloitte. Mr. Fraser is a Chartered Professional Accountant and a Certified Internal Auditor.

2020 Proxy Statement     41

Executive Compensation

Proposal 2
Advisory Vote on the Compensation of our Named Executive Officers

The Board unanimously recommends that shareholders vote FOR the approval of the compensation of the Company’s named executive officers, as disclosed in the compensation discussion and analysis, compensation tables and narrative discussion contained in this proxy statement.

We are submitting to our shareholders an advisory vote, commonly known as a “say-on-pay” proposal, to approve the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. This advisory vote gives shareholders a mechanism to convey their views about our executive compensation program and policies. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The following resolution will be submitted for a shareholder vote at our Annual Meeting:

“RESOLVED, that the shareholders of the Company approve the compensation of the Company’s named executive officers, as disclosed in the proxy statement for the Company’s 2020 Annual General Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Recommendation and Vote Required

The Board urges you to review carefully the information under the heading “Executive Compensation” in this proxy statement and to vote, on an advisory basis, to approve the compensation of our named executive officers. Although your vote on executive compensation is not binding on the Board or the Company, the Board values the views of the Company’s shareholders. The Board and the Compensation and Governance Committee will review the results of the vote and take them into consideration in addressing future compensation policies and decisions.

Approval of this proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting and entitled to vote thereon.

42     RenaissanceRe

Letter from the Compensation and Corporate Governance Committee

Dear Fellow Shareholders,

A fundamental goal of the Compensation and Corporate Governance Committee is to maintain a compensation program that aligns executives’ long-term interests with those of the Company’s shareholders and enhances shareholder value. This proxy statement outlines the Compensation and Governance Committee’s actions to enhance the pay-for-performance components of the Company’s executive compensation structure and strengthen alignment between the executives’ incentives and the Company’s strategic goals.

During 2019, the Compensation and Governance Committee continued to evaluate our executive compensation program in light of the transformative changes to the Company’s operations and underwriting risk and liability portfolios and the results of the most recent advisory say-on-pay vote. The vote yielded 51% support during the 2019 Annual Meeting. We considered this result disappointing and conducted extensive shareholder outreach efforts to understand and address shareholder questions and concerns regarding executive pay. We reached out to shareholders representing almost three-quarters of our outstanding shares and spoke to shareholders representing more than half of our outstanding shares. They generally expressed a high degree of support for the overall structure of our program and the management team’s performance. These engagement efforts were productive, and shareholders, in addition to proxy advisory firms ISS and Glass Lewis, provided constructive feedback which we carefully considered when evaluating options to enhance the performance-based elements of the Company’s executive compensation program.

In response to this feedback, the Compensation and Governance Committee has designed a new type of performance share award. Performance will be measured over a three-year period rather than three annually banked performance periods. The performance metrics for the awards are growth in book value per common share plus change in accumulated dividends and relative underwriting expense ratio. These are key measures of our performance and operational efficiency and important to the ongoing execution of our strategic plan. In addition, for the 2020 annual equity incentive awards, the Compensation and Governance Committee increased the proportion of long-term incentive awards granted in the form of performance shares to 50% for all named executive officers.

These changes reflect the continuing evolution of our executive compensation program in line with the Company’s growth and changing business mix over our Chief Executive Officer’s tenure. We believe they will further enhance the alignment of our executive pay programs with shareholder interests, strategic goals and pay-for-performance philosophy.

We are pleased with the Company’s strong performance in 2019 and confident that the management team will continue to accomplish the Company’s strategic goals and enhance shareholder value in 2020 and beyond. We look forward to continuing to help RenaissanceRe grow with the support of its shareholders.

Further discussion regarding the changes to the Company’s executive compensation program is included below in the Compensation Discussion and Analysis.
See page 44

Sincerely,

The Compensation and Corporate Governance Committee

Henry Klehm III (Chair)	Jean D. Hamilton	Cynthia Trudell

2020 Proxy Statement     43

Compensation Discussion and Analysis

Our named executive officers for purposes of this proxy statement are:

●	Kevin J. O’Donnell, our President and Chief Executive Officer;
●	Robert Qutub, our Executive Vice President and Chief Financial Officer;
●	Ross A. Curtis, our Senior Vice President and Group Chief Underwriting Officer;
●	Ian D. Branagan, our Senior Vice President and Group Chief Risk Officer; and
●	Stephen H. Weinstein, our Senior Vice President, Group General Counsel, Corporate Secretary and Chief Compliance Officer.

Executive Summary

Our Strategy and Compensation Philosophy

We aspire to be the world’s best underwriter by matching well-structured risks with efficient sources of capital and our mission is to produce superior returns for our shareholders over the long term. Our strategy for achieving these objectives, which is supported by our core values, our principles and our culture, is to operate an integrated system of what we believe are our three competitive advantages: superior customer relationships, superior risk selection and superior capital management.

We have a team-based approach to leading, managing and operating the Company. Our executives develop and implement our strategy on a Company-wide basis, in addition to being responsible for their specific business units or functions. Our executive compensation program reflects this approach, rewarding executives based on overall Company performance.

Our executive compensation program is designed to:	We do this by:
●support our strategy and risk-management practices;
●align the interests of our executives with the long-term interests of our shareholders;
●encourage operational and financial consistency over the market cycles and earnings volatility that are inherent and unique to our industry; and
●promote our team-based approach.

●making a meaningful portion of named executive officer compensation at-risk pay through annual incentive bonuses and long-term incentive awards;
●rewarding our named executive officers based primarily on our overall performance rather than the performance of individual business units or functions; and
●requiring our named executive officers to own a significant number of our shares and prohibiting pledging, hedging and similar transactions of our shares.

44     RenaissanceRe

2019 Executive Compensation Highlights

To achieve the goals of our executive compensation program, the Compensation and Governance Committee has developed a target pay mix for our Chief Executive Officer and other named executive officers that ties a significant portion of their compensation to the Company’s short- and long-term performance. We measure success against a mix of key performance metrics, the majority of which are objectively measurable. We believe this mix of metrics aligns the interests of our executives and shareholders and rewards our Chief Executive Officer and other named executive officers for strong performance against our strategic plan without incentivizing excessive risk taking.

Compensation Component (2019 Target Pay Mix for CEO and Average Target Pay Mix for Other NEOs)	Description and Metrics
Salary	Provides a fixed component of compensation that reflects expertise and scope of responsibilities in a competitive market for executive talent.
Annual Incentive Bonus
Annual, at-risk cash incentive program designed to promote achievement of financial metrics and strategic accomplishments important to shareholders. Total amount paid is based on:
●Ratio of operating return on average common equity to peer median;
●Ratio of actual gross premiums written to budget;
●Combined ratio rank (relative to peers); and
●Board-approved strategic accomplishments that support long-term growth.

Long-Term Incentive Awards

At-risk pay with a long-term focus, comprised of performance shares and time-vested restricted shares; encourages long-term performance, retention and shareholder value creation and fosters an ownership culture.

Performance Shares
Performance shares:
●Subject to both performance- and service-based vesting mechanics;
●Earned based on growth in tangible book value per common share plus change in accumulated dividends;
●Earned in three equal annual installments and cliff vest after three years; and
●Beginning in 2020, performance is measured over a single three-year performance period and performance shares comprise 50% of long-term incentive awards.

Time-Vested Restricted Shares	Time-vested restricted shares: ●Subject to service-based vesting; and ●Vest in equal annual installments over four years.

2020 Proxy Statement     45

The Compensation and Governance Committee does not mandate a specific allocation among the compensation components, but believes that a majority of total direct compensation should be at-risk and subject to the achievement of performance objectives as well as service-based criteria.

Link Between Pay and Performance for 2019

When reviewing the performance and considering the compensation of our named executive officers, the Compensation and Governance Committee considers our strategic, operational and financial performance over both the short and long term. The Compensation and Governance Committee evaluates and sets rigorous performance goals at the time of grant for all performance-based compensation. In 2019, we benefited from strong execution of our consistent long-term strategy. Our resulting performance against our 2019 compensation metrics: operating return on average common equity, gross premiums written, relative combined ratio, growth in tangible book value per common share plus change in accumulated dividends, and total shareholder return, as well as our strategic goals, led to above target payouts for 2019 annual incentive bonuses and performance shares.

Operating Return on Average Common Equity(1) 8.0% 179% of Peer Median	Combined Ratio 92.3% 2nd in peer group	Total Shareholder Return 47.8%	Growth in Tangible Book Value per Common Share plus Change in Accumulated Dividends(1) 17.9%

Gross Premiums Written $4.8 billion 110% of budget	Strong Strategic Plan Performance Acquired and Integrated TMR Growth in core underwriting business, fee income and investment income

Annual Incentive Bonus 171% of Target		Performance Shares 190% to 200% of Target
(1)

Operating return on average common equity and growth in tangible book value per common share plus change in accumulated dividends are non-GAAP financial measures. A reconciliation of non-GAAP financial measures is included in “Appendix A.”

46     RenaissanceRe

Our 2019 performance represented a continuation of our success over time. Since Mr. O’Donnell was named our Chief Executive Officer in 2013, we have performed strongly on key financial metrics. He has led the Company to become a diversified reinsurer with an innovative and flexible operating platform. From 2013 to 2019, our gross premiums written grew at a compound annual rate of 20.1% and our total shareholder return grew at a compound annual rate of 14.6%, while our Chief Executive Officer’s total compensation grew at a compound annual rate of only 3%. The graph below illustrates the alignment of Mr. O’Donnell’s pay with our performance, and our strong performance against our peers during Mr. O’Donnell’s tenure.

2020 Proxy Statement     47

The effectiveness of our pay for performance philosophy is further illustrated by the graphs below, which show the alignment of our Chief Executive Officer’s five-year realizable pay with total shareholder return, return on equity, growth in book value per common share and combined ratio over the same period. Each graph is based on the most recently available complete compensation peer group proxy data. As shown below, on each of these key strategic metrics, our Chief Executive Officer’s realizable pay over the last five years was aligned with our performance versus our peers:

5-Year Realizable Pay vs. 5-Year Total Shareholder Return(1)	5-Year Realizable Pay vs. 5-Year Average Return on Average Common Equity(1)

5-Year Realizable Pay vs. 5-Year Book Value per Share Growth(1)	Realizable Pay vs. 5-Year Average Combined Ratio

Source: S&P Research Insight for 2014 and S&P Capital IQ databases for 2015-2019.
(1)	The financial ratios used above are calculated using the closest GAAP financial measures to the financial metrics used in various components of our executive compensation program. “5-Year Realizable Pay” is defined as the sum of: (i) base salary earned in each fiscal year, (ii) actual bonus payout for each fiscal year (including discretionary, sign-on and special bonuses), (iii) “in-the-money” value, at December 31, 2019, of all options granted during the five-year period, (iv) full value, at December 31, 2019, of all restricted shares/units granted during the five-year period and (v) full value, at December 31, 2019, of all performance shares/units granted during the five-year period (using the actual shares earned for completed performance cycles and the target number of shares for cycles that are ongoing). Time periods for pay are based on most recent available information (2014-2018 for peers and 2015-2019 for RenaissanceRe). Time periods for performance are based on most recent available information (2015-2019 for peers and RenaissanceRe, unless otherwise noted).

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Response to our Say-on-Pay Vote

Shareholder Outreach and Feedback

Say-on-Pay Vote Results from 2016 to 2019

At our 2019 Annual Meeting, approximately 51% of the votes cast on the annual advisory say-on-pay vote were cast in support of the compensation of our named executive officers. This was significantly lower than the strong support levels we experienced over the last several years.

We have reached out to shareholders totaling almost

To understand the 2019 say-on-pay vote result, we engaged with our shareholders to seek feedback on our executive compensation program and any subject of interest. We are committed to ensuring that we understand our shareholders’ concerns, and that our shareholders understand our executive compensation program. This includes how they reward the achievement of our strategic objectives and align the interests of our named executive officers with those of our shareholders.

Our top 25 shareholders represent almost three-quarters of our shares outstanding, and we focused our outreach efforts on these shareholders, though we also spoke to many other shareholders among our top 50.

●We reached out to 24 of our top 25 shareholders (being all those that engage with the companies in which they invest).
●10 of our top 25, representing approximately 26% of our shares outstanding, voted against say-on-pay at our 2019 Annual Meeting, and we had conversations with 9 of these 10 shareholders.
●14 of our top 25, representing approximately 46% of our shares outstanding, voted in favor of our executive compensation program at our 2019 Annual Meeting.
●In total, we reached out to shareholders representing almost 73% of our shares outstanding and spoke with shareholders representing almost 53% of our shares outstanding.
●When requested, the Chair of the Compensation and Governance Committee participated in the discussions with shareholders.

We held substantive discussions with holders of almost

WHAT WE HEARD

Our shareholders generally expressed support for our strategy and the structure and design of our executive compensation program. They have said that they appreciate the opportunity to engage in these discussions and our willingness to consider their input in designing our executive compensation program. They included:

✓Performance measurement period for the performance shares – A number of shareholders expressed a preference for a three-year measurement period for our performance share awards.
✓Relative weighting of performance shares and traditional time-vested equity – Some shareholders expressed a preference for an increased weighting of performance shares for our named executive officers other than our Chief Executive Officer, whose weighting was already 50%.
✓Relative and/or multiple metrics for our performance shares – While shareholders recognized that we use relative performance measures in our annual incentive bonus plan, some of our shareholders would also like us to use either relative measurements of performance or multiple metrics for performance shares.
✓Peer group – We heard no negative feedback regarding our compensation peer group construction, and some of our shareholders confirmed that the peer group we use for compensation determinations aligns with shareholder views.
✓Clarity of disclosure and design – Some shareholders noted that our proxy statement format could be clearer and suggested that key points could be highlighted with improved design.
✓ESG disclosure – We received some feedback requesting additional or more expansive disclosure of our ESG commitments and initiatives, and Board oversight of those initiatives.

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2020 Compensation Program and Disclosure Enhancements

In response to the disappointing outcome of the 2019 say-on-pay vote, and to reflect the organic and inorganic growth of our business that has resulted in larger, more diversified and longer duration underwriting risk and investment portfolios, the Compensation and Governance Committee and management undertook a year-long review of our executive compensation program. They took into account the feedback of our shareholders and, with input from the Compensation and Governance Committee’s independent compensation consultant, Mercer, as well as a newly retained management compensation consultant, Fredric W. Cook & Co., Inc. (“F.W. Cook”), made the following changes for 2020:

2020 Changes	Rationale	Feedback Addressed
Performance Shares

Beginning with awards made in 2020, our performance shares shifted from annual “banking” with three-year vesting, to a three-year performance period, based on two new metrics:

●75% of the performance shares will vest based on average growth in book value per common share plus accumulated dividends over three years; and
●25% of the performance shares will vest based on our three-year average underwriting expense ratio rank compared to peers.

We believe adding an operating metric such as underwriting expense ratio is consistent with changes over time in our mix of business.

We moved from growth in tangible book value per common share plus change in accumulated dividends to growth in book value per common share plus change in accumulated dividends because the latter is an easily measurable financial measure that closely aligns with our strategy. The metrics do not overlap with our annual incentive bonus plan metrics, are key measures of the successful execution of our strategy and combine with the existing metrics to create a mix of metrics which will measure performance across the short- and long-term without incentivizing excessive risk taking.

●Performance measurement period for performance shares. ●Relative and/or multiple metrics.
Increased the percentage of long-term incentive awards comprised of performance shares to 50% for all named executive officers (in line with the Chief Executive Officer).	Higher percentage will align the compensation of the senior management team with the Chief Executive Officer and increase the pay-for-performance alignment for these named executive officers.	●Relative weighting of performance shares and traditional time-vested equity.
Disclosure and Design
We have redesigned our proxy statement to clarify and highlight important information.	We want our shareholders to understand our strategy and our commitment to corporate governance and executive compensation program design. We have taken steps to modernize the design and improve the clarity of our proxy statement disclosure, to ensure that important information is easy to locate and understand.	●Clarity of disclosure and design.
ESG Disclosure
Enhanced ESG disclosure on our website and in our public filings.	We have always had a strong commitment to ESG matters and, in response to feedback, have enhanced our public disclosure in this proxy statement, in our 2019 Form 10-K and on our website.	● Enhance disclosure of RenaissanceRe’s ESG activities and the Board’s and Committee’s oversight.

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Compensation Changes Over Time

The changes we made to our executive compensation program in 2020; together with the evolution of our executive compensation program over time, reflect the changes in our Company and mix of business, aligning executive compensation with our strategy and shareholder interests, without incentivizing excessive risk taking.

2013
• Kevin J. O'Donnell named CEO
2015
• **Acquired Platinum Underwriters Holdings, Ltd.**
2016
• Adopted new 2016 LTI Plan to match evolving compensation program best practices
• Established more rigorous goals for performance share awards
• Increased percentage of long-term incentive awards for all named executive officers
• Adopted new framework for annual incentive bonuses
2017
• Enhanced disclosure of annual incentive bonus methodology and goals
2018
• Adopted new performance share metric– growth in tangible book value per common share plus change in accumulated dividends
2019
• **Acquired TMR**
• Deferred portion of named executive officer annual incentive bonus and tied to TMR acquisition metrics
2020
• Moved to a three-year performance period for performance shares
• Implemented a second metric for performance shares
• Increased percentage of long-term incentive awards granted in performance shares

Executive Compensation Best Practices

We have always been, and remain, committed to continually reviewing and improving our executive compensation program to ensure that we have reflected the views of our shareholders and implemented best practices. Some highlights of the best practices we have implemented in our executive compensation program include the following:

✓Tie Pay to Performance, with a Rigorous Goal-Setting Process Aligned to Shareholder Returns.
✓Robust Share Ownership Guidelines.
✓Clawback Policy for Incentive Compensation.
✓Minimum Vesting Periods for Equity Awards.
✓Independent Compensation Consultant.
✓Active Shareholder Engagement.
✓Maximum Payout Cap for Long-Term Incentives and Annual Incentive Bonus.
✓Double-Trigger Severance and Vesting in the Event of a Change in Control.
✓Fixed Share Reserve for Equity Awards.

✕No Tax Gross-ups for Excise Taxes or Perquisites.
✕No Special Retirement Arrangements for Executive Officers.
✕No Option or Stock Appreciation Rights Repricing.
✕No Hedging, Pledging or Unapproved Trading Plans.
✕No Dividends or Dividend Equivalents Paid on Unvested Performance Shares.
✕No Vesting of Performance Shares if Threshold Performance Not Met.
✕No Payments at or Above Target for Below Median Performance of Relative Total Shareholder Return.

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Compensation Determination Process

In order to ensure that we maintain an executive compensation program that aligns the interests of our executives with the long-term interests of our shareholders, our Compensation and Governance Committee leads a rigorous and continuous process evaluating our executive compensation program throughout the year.

Rigorous Committee Oversight

ASSESS

- Feedback on annual say-on-pay vote from shareholder outreach.
- Market data with our independent compensation consultant to determine competitiveness.
- Alignment of performance measures with our overall strategy.
- Ability of our incentive plan to attract, motivate and retain highly talented executive officers.
- Annual risk review of our compensation structure, elements and incentives.
- Makeup of peer group.

ESTABLISH

- Performance metrics for short- and long-term awards.
- Specific targets, thresholds and maximums for each performance metric.
- Relevant compensation and performance share peer groups.
- Performance goals for our Chief Executive Officer.
- Salary and target annual incentive bonus levels for our named executive officers.

APPROVE

- Performance metric results for short- and long-term awards.
- Achievement of strategic objectives for annual incentive bonuses.
- Final total compensation for our CEO and each NEO.

MONITOR

- Regular discussions with management and our independent compensation consultant.
- Executive sessions during regular Board meetings to review progress against financial and strategic goals.

Role of Compensation and Governance Committee

Our Compensation and Governance Committee establishes and oversees our executive compensation philosophy and has primary responsibility for overseeing executive compensation policies and programs. The Compensation and Governance Committee is responsible for determining all aspects of our Chief Executive Officer’s compensation and for approving compensation for all other key executives, including the named executive officers, after reviewing the Chief Executive Officer’s recommendations with respect to those executives. The Compensation and Governance Committee’s responsibilities with respect to compensation, are set forth in its charter, and described in more detail above under, “Corporate Governance—Board Structure and Processes—Committees of the Board—Compensation and Corporate Governance Committee.”

The Compensation and Governance Committee meets at least quarterly and meetings may include other members of the Board (including our Non-Executive Chair of the Board), members of management and third-party advisors. A portion of each meeting is spent in executive session in which no members of management are present. Neither the Non-Executive Chair of the Board nor any other non-members may vote on Compensation and Governance Committee matters.

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Role of Compensation Consultants

The Compensation and Governance Committee has retained Mercer as its independent compensation consultant to provide market intelligence on compensation trends, views and recommendations with respect to our compensation programs, and analyses and recommendations with respect to the amount and form of senior executive and director compensation.

During 2019, the Compensation and Governance Committee renewed its engagement of Mercer, a wholly owned subsidiary of Marsh & McLennan Companies, Inc. (“Marsh”). Other subsidiaries of Marsh acted as a broker or agent with respect to 27% of our gross premiums written and 25% of ceded written premiums in 2019. No member of management or the Compensation and Governance Committee has any contractual or pecuniary arrangement with Mercer. During 2019, Mercer performed compensation advisory and other services on behalf of the Compensation and Governance Committee and the Company. We incurred fees in 2019 in respect of these engagements totaling $465,584. No individual consultant or personnel who provided compensation or advisory services received any additional compensation as a result of Mercer providing these other services. The Compensation and Governance Committee approved fees for all compensation or related advisory services.

The Compensation and Governance Committee has assessed the independence of Mercer pursuant to the SEC rules and the NYSE listing standards and has concluded that the engagement did not raise any conflicts of interest. In reaching this conclusion, the Compensation and Governance Committee considered the factors relevant to Mercer’s independence from management, including the factors set forth in the NYSE listing standards.

Additionally, in 2019, management retained F.W. Cook as its compensation consultant to assist us with our response to the say-on-pay vote in 2019 and generally to review our executive compensation program.

Role of Management

Our executive officers and key members of our human resources function help support the Compensation and Governance Committee’s executive compensation process and the Chief Executive Officer and Group General Counsel regularly attend and participate in portions of the Compensation and Governance Committee’s meetings. Our Chief Executive Officer provides the Compensation and Governance Committee with strategic context regarding our products, underwriting and operational risks, strategy and performance, and shareholder value-creation over time. He also advises the Compensation and Governance Committee on matters such as the alignment of our incentive plan performance measures with our overall strategy and the impact of the design of our equity incentive awards on our ability to attract, motivate and retain highly talented executive officers. The Chief Executive Officer also makes recommendations regarding the compensation of key executive officers who report to him, including our named executive officers, and reports to the Compensation and Governance Committee regarding his evaluation of their performance. Our Group General Counsel provides input on the Board’s and the Compensation and Governance Committee’s governance and legal obligations and analyses of developments relating to the legal and regulatory environment applicable to us. In addition, our executive officers collaborate on the development of our strategic plan, which the Compensation and Governance Committee uses as the basis for setting the goals and targets for our performance-based compensation.

Peer Group

The Market for Talent
Our ability to attract and retain talented executive officers is critical to achieving our strategic goals. We believe that the pool of candidates that meet our criteria is small and that competition for talent continues to increase as a result of non-traditional entrants into our industry (such as investment banks, hedge funds and pension funds); new reinsurance companies backed or funded by such other entities entering the market; the proliferation of third-party capital utilization by insurance and reinsurance companies and non-traditional competitors; and the growth in demand for catastrophe and specialty risk coverage in emerging markets.

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While the Compensation and Governance Committee does not target specific compensation component levels or total compensation of the named executive officers against market data, it periodically assesses the competitiveness of the compensation levels of our named executive officers and considers the overall competitive market in which we operate. With the assistance of management and its independent compensation consultant, Mercer, the Compensation and Governance Committee uses market data of a group of peer companies to conduct this assessment.

Peer Selection

The Compensation and Governance Committee dedicates significant time and effort to developing a relevant compensation peer group for the Company and works with Mercer and management to regularly review and assess the peer group to ensure continued applicability. Our compensation peer group is composed of companies with significant reinsurance operations and risk portfolios that are comparable to ours. We compete with the companies that comprise our peer group for business and for executive talent. In selecting peers, the Compensation and Governance Committee considers the following key criteria:

Key Criteria when Identifying Peer Group Companies
Companies that have a similar business and whose results are driven by a similar risk portfolio	✓	The companies in our compensation peer group should be companies with which we compete for business.
	✓	The companies are in risk-bearing businesses with significant reinsurance operations and risk portfolios, with similar financial characteristics.
Company size, by revenue and market capitalization	✓	We consider both the revenue and market capitalization of prospective peer companies.
	✓	Our market presence and financial position are broadly comparable with our compensation peer group as a whole and with the individual companies that comprise it.
	✓	We include some companies with higher revenues because they are our primary competitors for both business and executive talent and the number of similarly sized competitors continues to shrink due to industry consolidation.
	✓	To ensure competitive pay analysis is not unduly influenced by the larger companies, we review the competitive pay information for all companies individually, rather than relying on average or other summary statistics that may be distorted by outliers.
Companies we compete with for qualified executive talent	✓	The companies in our compensation peer group should be those companies with which we compete for executive talent and from which we seek to attract qualified executives.
	✓	The companies should have similar professional skill and talent needs.
	✓	We consider companies who select us for inclusion in their peer group.
Companies located in similar jurisdictions	✓	Companies in similar jurisdictions to us are in competitive pay markets with similar pay practices.
Maintenance of consistency from year-to-year	✓	We seek to maintain consistency in the peer group from year to year, to the extent appropriate.
	✓	Due to industry consolidation and an influx of entrants, the number of companies in our peer group has declined and it has become increasingly difficult to find appropriate publicly-traded companies for our peer group.

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In February 2019, the Compensation and Governance Committee assessed and determined the composition of our compensation peer group for 2019. Two companies that were included in our 2018 compensation peer group, Aspen Insurance Holdings Limited and XL Group Ltd., were removed for 2019 due to the acquisitions of those companies. The following nine companies comprised our compensation peer group for 2019:

●Alleghany Corporation ●Arch Capital Group Ltd. ●Argo Group International Holdings, Ltd.	●Axis Capital Holdings Limited ●Everest Re Group, Ltd. ●Greenlight Capital Re, Ltd.	●Markel Corporation ●Third Point Reinsurance Ltd. ●W. R. Berkley Corporation	Overlap with Selected Peers All the companies in our compensation peer group that disclosed a peer group for compensation purposes in their 2019 proxy statements also listed us as a peer.

Although, as noted above, we also compete for talent with non-traditional entrants into our industry and other companies in a variety of different sectors, we do not include these firms in our compensation peer group. However, we try to monitor their compensation practices where information is available and to be cognizant of competitive pressures from these companies in our program design and determinations. The companies in this group represent a pool from which we source (and to which we potentially may lose) talent, and are comprised of companies from a variety of sectors, including U.S. regional banks, asset management companies and a selection of reinsurance and multi-line insurance companies outside of our historical parameters.

As discussed below under “—Principal Components of Our Executive Compensation Program,” in addition to using our compensation peer group to set and analyze our executive compensation program and levels, we also used this peer group of companies to measure certain performance metrics for annual incentive bonuses for 2019.

Managing Dilution

Management and the Compensation and Governance Committee balance the goal of aligning the interests of our executives and employees with the long-term interests of shareholders with active monitoring of our equity-based grant practices and potential for shareholder dilution. In determining 2019 equity-based grants, the Compensation and Governance Committee and the Board considered our prior equity grant practices, currently outstanding restricted share awards, and the impact on shareholder dilution of these instruments and of contemplated grants. We periodically analyze the impact of our equity-based grants on dilution and share plan utilization models used by our institutional shareholders and by third parties who issue proxy voting recommendations.

Principal Components of Our Executive Compensation Program

Salary

Base salaries provide a fixed component of compensation at a competitive level to attract and retain executives. Salaries for our named executive officers are based on several factors, including the scope of job responsibilities, experience, expertise, performance and competitive market compensation. From time to time, salaries may be adjusted to reflect promotions, increases in responsibilities and competitive considerations. Mr. Branagan’s salary was increased from £450,000 to £475,000 in 2019 to reflect the expanding scope and responsibilities of his role and the increasing complexity of enterprise risk management in our growing organization. None of our other named executive officers received a salary increase in 2019.

2020 Proxy Statement      55

Annual Incentive Bonus

Our annual incentive bonus contributes to the alignment of named executive officer compensation and corporate performance. Amounts are earned based on our attainment of both financial measures and quantitative and qualitative strategic and operating accomplishments. The Compensation and Governance Committee and management believe that quantitative results should be a primary measure of executive performance, but not be the sole measure. This is because our business is subject to significant volatility over the short- and intermediate-term due to our exposure to catastrophic events, which makes it difficult to evaluate performance purely on a quantitative basis. This mix of qualitative and quantitative objectives is chosen to encourage underwriting discipline and to discourage excessive or inappropriate risk taking. When considered together with the other components of our program that utilize different performance metrics and time frames, this mix helps ensure that short-term corporate performance is not pursued at the expense of long-term shareholder value creation.

We believe that our performance-based annual incentive bonus process fosters relative internal pay equity and aligns employees with overall corporate results in a manner consistent with our team-based compensation philosophy and organizational culture.

Annual Incentive Bonus Mechanics

At the beginning of each year, in connection with its annual compensation review, the Compensation and Governance Committee determines a target level for each named executive officer’s annual incentive bonus. At the same time, the Compensation and Governance Committee selects and approves the financial performance metrics and strategic accomplishments that will be used to determine the ultimate amount of the annual incentive bonus. This includes establishing specific targets, thresholds and maximums for each of the performance metrics.

Following year end, the Compensation and Governance Committee measures our performance against the approved financial metrics and strategic accomplishments to determine a “business performance factor.” The business performance factor is equal to the sum of the outcomes for each performance metric, calculated as the percentage achievement multiplied by its relative weight, and subject to a maximum. Bonus allocations for all employees, including our named executive officers, are then made from a pool funded by multiplying the aggregate target bonuses by the business performance factor after adjusting for individual performance and contributions.

2019 Annual Incentive Bonus Determinations

Target Amounts and Metrics

The target levels for our named executive officers’ 2019 annual incentive bonuses are set forth in the table at the end of this section and are the same as the 2018 levels. These amounts were determined by the Compensation and Governance Committee based on its annual analysis of the competitiveness of our executive compensation program, which is conducted with the assistance of our independent compensation consultant Mercer. The Compensation and Governance Committee believes these amounts reflect our competitive position in the industry and support our goal of having a significant portion of our named executive officer pay be at-risk.

For 2019, consistent with 2018, the Compensation and Governance Committee chose the following portfolio of financial performance metrics:

●	combined ratio rank versus peers;
●	relative operating return on average common equity versus peers; and
●	ratio of actual gross premiums written to budget.

The Compensation and Governance Committee believes that each of these metrics represents an important measure of the financial success of our business and that together they serve to balance risk and reward, and drive achievement of our strategic goals. For our relative performance metrics, combined ratio rank versus peers and ratio of operating return on average common equity to peer median, we continued to target outperformance against our peers. For our ratio of actual gross written premiums to budget metric, we increased the targeted gross premiums written by approximately 50% to reflect our anticipated growth in 2019.

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The strategic accomplishments approved by the Board for 2019 included:

●	closing the acquisition of TMR and integrating its businesses and personnel;
●	executing and analyzing capital management options;
●	pursuing articulated tactical plans for our core operations, including in our property, casualty and specialty and Lloyd’s businesses;
●	enhancing our underwriting and risk management tools and generating underwriting performance in line with our quantitative and qualitative goals;
●	deepening relationships with and increasing core client penetration in our existing platforms, particularly through enhanced coordination across platforms;
●	managing expenses while investing in necessary capabilities;
●	attaining goals relating to our investment portfolio structure, analytics, duration benchmarks and other attributes, reflecting the larger, more diversified organization;
●	strengthening third-party capital relationships and growing strategic investments; and
●	identifying and mitigating risks and supporting the pursuit of attractive growth opportunities through our government engagement efforts.

Full details of the specific targets, thresholds and maximums for each metric, as well as the actual results for 2019, are set forth in the graphic below. For each performance metric, an actual result below the set threshold would result in no payout related to that metric.

Performance Metric	Goals[(1)] Threshold	Goals[(1)] Target	Goals[(1)] Maximum	Actual Results	Payout as a % of Target	Weight	Bonus Pool Funding
Financial Performance Metrics							
Combined Ratio Rank vs. Peers[(2)]	Rank 3 25% payout	Rank 5 100% payout	Rank 10 200% payout	Combined Ratio = 92.3% Rank 9	180%	16.7%	171%
Ratio of Operating Return on Average Common Equity to Median Peer Group Operating Return on Average Common Equity[(2)(3)]	70% 70% payout	100% 100% payout	200%(+) 200% payout	Operating ROE = 8.0% 179% of peer median	179%	33.3%	
Ratio of Actual Gross Premiums Written to Budget	70% 50% payout	100% 100% payout	160%(+) 200% payout	GPW = $4.8 billion 110% of budget	117%	16.7%	
Strategic Accomplishments							
Strategic Projects Score based on Compensation Committee Evaluation[(4)]	0.90 10% payout	1.80 100% payout	2.8(+) 200% payout	Strategic Projects Score = 2.65	185%	33.3%

(1)	Actual payout between threshold and target and target and maximum is determined by straight-line interpolation.
(2)	To calculate, we compared our performance to our compensation peer group for 2019, which is described above.
(3)	Operating return on average common equity is a non-GAAP financial measure. A reconciliation of non-GAAP financial measures is included in “Appendix A” to this proxy statement.
(4)	With input from management and in conjunction with the Board’s annual review of our strategic plan, the Compensation and Governance Committee evaluates performance on the pre-established strategic accomplishments, resulting in a score between 0 and 3.0, which translates to a specific payout on the pre-established payout schedule.

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2019 Payout Determination

In February 2020, the Compensation and Governance Committee reviewed the Company’s performance for the 2019 fiscal year. Performance against financial metrics is calculated formulaically based on actual results. To determine performance against strategic accomplishments, the Compensation and Governance Committee reviews detailed information provided by management regarding progress on each of the various pre-established goals and consults with the Audit Committee, the Investment and Risk Management Committee and the Non-Executive Chair of the Board, then gives a score to each area and averages the results to determine a final “strategic projects score” that corresponds to a pre-established payout percentage. The Compensation and Governance Committee believes that, as discussed above under “—Executive Summary—Link Between Pay and Performance for 2019,” the Company performed very well against the pre-established strategic accomplishments for the annual incentive bonuses for 2019. Based on our actual performance achievements, the Compensation and Governance Committee established an overall business performance factor of 171% of target for 2019 (in accordance with the formula described above) and determined that the actual annual incentive bonus for each named executive officer for 2019 would be equal to our business performance factor of 171%, multiplied by his target bonus amount.

The target and actual annual incentive bonuses for 2019 for each of our named executive officers, as determined by the Compensation and Governance Committee, are set forth in the table below:

Name	Base Salary ($)	Target 2019 Bonus as a Percent of Base Salary ($)	Target 2019 Bonus ($)	Actual 2019 Bonus ($)
Kevin J. O’Donnell	1,100,000	225%	2,475,000	4,232,250
Robert Qutub	635,000	125%	793,750	1,357,313
Ross A. Curtis	675,000	125%	843,750	1,442,813
Ian D. Branagan(1)	629,613	125%	787,016	1,345,797
Stephen H. Weinstein	525,000	125%	656,250	1,122,188
(1)	Mr. Branagan’s base salary of £475,000 was converted into U.S. dollars at the exchange rate of 1.33 on December 31, 2019.

Long-Term Incentives

Our long-term incentive awards link the compensation of our named executive officers directly to corporate performance over the long term. Generally, each named executive officer’s long-term incentive award consists of a combination of:

●	performance shares, which are subject to both service-based and performance-based vesting conditions; and
●	time-vested restricted shares, which are subject to service-based vesting only.

These awards make up a significant component of total direct compensation. The combination of awards with performance-based and service-based vesting supports our pay-for-performance philosophy by encouraging long-term performance, retention and shareholder value-creation and fostering an ownership culture.

Long-Term Incentive Award Mechanics

Generally, the Compensation and Governance Committee makes annual long-term incentive awards to the named executive officers in connection with its annual review of compensation in the first quarter of the year. The Compensation and Governance Committee may also grant equity awards from time to time to reflect promotions, special achievements, new hires or retention needs.

Typically we grant a portion of the awards for named executive officers in a combination of time-vested restricted shares and performance shares. Grants of time-vested restricted shares generally vest in four equal annual installments subject to continued service with the Company.

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The Compensation and Governance Committee reviews the terms and conditions of our performance shares at least annually to ensure alignment with our strategic plan. It selects the performance metric or metrics that will be used, and sets specific targets, thresholds and maximums. Performance share awards are generally earned over three years, and cliff vest at the end of a three year-service period subject to continued service with the Company.

Dividends are generally payable currently with respect to time-vested restricted shares. Dividends are accrued on unvested performance shares and are paid without interest at the same time as the underlying shares vest. No dividends are paid on forfeited performance shares.

2019 Long-Term Incentive Award Determinations

2019 Grants of Equity Awards

In 2019, the Compensation and Governance Committee granted each named executive officer an annual long-term incentive award. Consistent with 2018:

●	50% of the 2019 long-term incentive award made to our Chief Executive Officer was in the form of performance shares; and
●	35% of the 2019 long-term incentive award made to each of our other named executive officers was in the form of performance shares.

These awards vest based on growth in tangible book value per common share plus change in accumulated dividends. The total target values of the long-term incentive awards made in 2019 were based on the named executive officers’ responsibilities, performance and contributions during the previous year. The target values of the awards for the named executive officers were consistent with the prior year.

The annual long-term incentive awards granted to our named executive officers in 2019 are set forth in the following table:

Name	Performance Shares(1) ($)	Time-Vested Restricted Shares ($)	Total Target Long-Term Equity-Based Incentive Award ($)
Kevin J. O’Donnell	2,337,454	2,337,454	4,674,908
Robert Qutub	499,954	928,612	1,428,566
Ross A. Curtis	531,512	987,052	1,518,564
Ian D. Branagan	458,170	850,886	1,309,056
Stephen H. Weinstein	413,317	767,756	1,181,073
(1)	The values of the performance shares are shown at target based on the closing price of our common shares on the date of grant.

Performance Share Metrics

The Compensation and Governance Committee set rigorous goals for the performance share awards made in 2019. Consistent with the performance shares granted to our Chief Executive Officer in May 2018, the performance shares will be earned in three equal annual installments based upon growth in tangible book value per common share plus change in accumulated dividends during each calendar year in the three-year performance period and will cliff vest at the end of a three-year service period, subject to continued service with the Company. In addition, in the event that industry-wide losses during a performance period are greater than a pre-set magnitude determined at the time of grant and growth in tangible book value per common share plus change in accumulated dividends is below the set threshold, the Compensation and Governance Committee may award performance shares to the participant in an amount not to exceed a set percentage (for grants in February 2019 and May 2018, this amount was 25%) of the “target” payout if our performance against our modeled outcomes for such an event is within the acceptable modeled range. The Compensation and Governance Committee believes these terms and metrics continued to align with the Company’s current business, risk and investment portfolios.

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In addition, consistent with Mr. O’Donnell’s May 2018 award, the maximum payout for the 2019 performance share awards was lowered from 250% to 200% for all named executive officers. The growth in tangible book value per common share plus change in accumulated dividends and corresponding vesting levels for the 2019 performance award are set forth in the following table:

Hurdle	Growth in Tangible Book Value per Common Share plus Change in Accumulated Dividends	Vesting Level (as Percent of Target)
Below Threshold	< 3.5%	0%
Threshold	3.5%	35%
Target	7%	100%
Maximum	14%	200%

If growth in tangible book value per common share plus change in accumulated dividends falls between threshold and target or between target and maximum, vesting level (as a percent of target) is determined using linear interpolation. The Compensation and Governance Committee has the authority to consider downward adjustments in conjunction with any vesting of performance shares but may not effect any upward adjustments.

Performance Share Measurement For 2019

In February 2020, the Compensation and Governance Committee reviewed and approved the applicable performance metrics with respect to performance shares vesting for 2019.

For outstanding performance share grants made prior to May 2018, performance shares are earned in three equal annual installments based upon the Company’s total shareholder return relative to a pre-approved performance share peer group during each calendar year performance period and vest at the end of a three-year service period, subject to continued service with the Company. For purposes of these performance share awards, total shareholder return is determined as the increase in the 20-day average share price preceding the end of the performance period, plus the dividends paid with respect to such shares during such period, expressed as a percentage of the 20-day average share price preceding the beginning of the performance period. The performance-based vesting level of one-third of the award is determined at the end of each year of the performance period based on that year’s performance, and earned shares generally remain subject to a service-based vesting requirement through the end of the full three-year service period. In addition, the performance shares will pay out at target if our relative total shareholder return is above the median of our performance share peer group and will not pay out greater than target if our absolute total shareholder return is negative.

For 2019, our total shareholder return for purposes of performance share awards was 46.7%, which was in the 83rd percentile relative to our pre-determined performance share peer group for awards made in 2017 and the 86th percentile relative to our pre-determined performance share peer group for awards made in 2018.

The Compensation and Governance Committee also reviewed and approved the growth in tangible book value per common share for 2019 for purposes of determining the vesting amount for the second tranche of the performance shares granted to Mr. O’Donnell in May 2018 and the first tranche of the performance shares granted to the named executive officers in 2019. The following table illustrates actual performance and shares earned for performance shares granted in 2017, 2018 and 2019.

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	Percent of Tranche Earned (as Percent of Target)
	2017	2018	2019
Total Shareholder Return	(3.7)%	5.9%	46.7%
2017-2019 Performance Share Cycle	—	100.0%	190.0%
2018-2020 Performance Share Cycle	—	81.3%	200.0%
Growth in Tangible Book Value per Common Share plus Change in Accumulated Dividends(1)	—	6.4%	17.9%
2018-2020 Performance Share Cycle (CEO only)	—	88.3%	200%
2019-2021 Performance Share Cycle	—	—	200%
(1)	Growth in tangible book value per common share plus change in accumulated dividends is a non-GAAP financial measure. A reconciliation of non-GAAP financial measures is included in “Appendix A.”

Additional Compensation Practices

Other Benefits and Perquisites
Messrs. O’Donnell, Qutub and Weinstein, our Bermuda-based, expatriate named executive officers, participate in a perquisite and benefit program that we believe furthers our goal of attracting and retaining key talent to our strategic Bermuda headquarters. Given the unique challenges of the Bermuda market, including travel to and from the island and the cost of living and maintaining a residence, we provide benefits and perquisites, such as personal travel and housing allowances, that are consistent with our competitors operating in this market and which we believe are necessary for recruitment and retention purposes.

Our named executive officers are also permitted Company-funded personal use of the corporate aircraft up to the equivalent of 15 hours per year of use of the base airplane. On occasion, we may allow additional hours of Company-funded personal use of our aircraft interest on a case-by-case basis. See “Corporate Governance—Board Structure and Processes—Certain Relationships and Related Transactions—Policies and Procedures for the Review, Approval and Ratification of Transactions with Related Persons—Use of Company Aircraft” above for additional information. Messrs. O’Donnell, Qutub and Weinstein are also entitled to the value of four round trips per year on commercial airlines for themselves and each member of their respective immediate families.

We do not pay tax gross-ups on perquisites for our named executive officers. Our named executive officers pay imputed income tax on the value of these benefits.

Change in Control and Post-Termination Payments
Our named executive officers may be entitled to vesting of equity-based incentive awards and other severance payments and benefits pursuant to the terms of our equity compensation plans and their employment agreements, and upon a qualifying termination of employment or a change in control. These benefits are described in detail under “—Executive Compensation Tables—Potential Payments Upon Termination or Change in Control” below. The Compensation and Governance Committee views post-termination payments primarily as consideration for restrictive covenants applicable to our executives following these terminations, which we believe are essential to the protection of our business given the specialized markets in which we compete. In addition, the Compensation and Governance Committee believes that both the change in control and post-termination payments and benefits are necessary components of a competitive compensation program.

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Compensation Governance

Clawback of Incentive Compensation

If our Board were to determine that an executive officer engaged in fraudulent or intentional misconduct, it would impose appropriate discipline, including possibly terminating the executive officer’s employment, initiating an action for breach of fiduciary duty, and/or, if the misconduct resulted in a significant restatement of our financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that was greater than the amount that would have been paid or awarded if calculated based upon the restated financial results. These remedies would be in addition to any actions that might be imposed by law enforcement agencies, regulators or other authorities. We also have a right to set off against certain amounts owing to the executive officers should they engage in certain activities that are detrimental to the Company.

In addition, Mr. O’Donnell’s employment agreement provides that incentive compensation (including both cash bonuses and equity awards) that is determined to have been earned based upon financial statements that were subsequently restated may be clawed back, or forfeited if unpaid, to the extent that such compensation would not have been earned based upon the restated financials. If the restatement is determined to have been due to Mr. O’Donnell’s misconduct, the clawback would apply to compensation paid within 60 months following our first filing with the SEC containing the financial statement that was restated. For restatements not determined to have been due to Mr. O’Donnell’s misconduct, our clawback rights apply only to compensation paid within 24 months following the first SEC filing containing the financial statement that was restated. In addition, our clawback rights apply to gains realized on sales of our securities in the 12 months following the first SEC filing containing a financial statement that is ultimately restated due to Mr. O’Donnell’s misconduct.

Compensation and Risk Management

The Compensation and Governance Committee evaluates the relationship between our executive and firm-wide compensation programs and policies and risk management on an annual basis. As discussed in this Compensation Discussion and Analysis, we design our compensation programs to incorporate a range of components that we believe help to mitigate potential risks while rewarding employees for pursuing our strategic and financial objectives through appropriate risk taking, risk management and prudent tactical and strategic decision making. The Compensation and Governance Committee reviews the programs and policies on a regular basis in an effort to eliminate or mitigate potential risks arising from such programs and policies. In light of the market cycles and earnings volatility that characterize our industry, our efforts to align the interests of our executives and employees with the long-term interests of our shareholders and to ensure that our compensation structure, elements and incentives are not reasonably likely to have a material adverse effect on the Company are ongoing. Senior executives representing our risk, legal and compliance, human resources, finance and internal audit functions, as well as the Compensation and Governance Committee’s independent compensation consultant, are involved in this review process, which is conducted under the oversight of the Compensation and Governance Committee. Based on this review, we do not believe that there are any risks arising from our compensation policies and practices for our employees that are reasonably likely to have a material adverse effect on us.

For additional information regarding our risk management practices, see “Corporate Governance—The Board’s Role and Key Responsibilities—Risk Oversight” above.

Equity Ownership Requirements

Our named executive officers are subject to equity ownership guidelines. In keeping with our overall compensation philosophy, we believe that the equity ownership levels that they are required to maintain are high enough to assure our shareholders of our executives’ commitment to long-term value creation. Under our guidelines, our named executive officers are required to maintain ownership of our equity with a value equal to a multiple of salary as follows:

●	7.5 times actual salary for our Chief Executive Officer; and
●	4.5 times target salary for our other named executive officers.

Equity ownership value is calculated by adding the value of common shares owned outright, time-vested restricted shares, performance shares calculated at target achievement, and the spread value of vested “in-the-money” options. A named executive officer is not required to purchase shares in the open market in order to satisfy his ownership requirements and is prohibited from selling any of the equity granted to him, other than automatic dispositions for tax withholding, until ownership requirements are satisfied.

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As of December 31, 2019, all of our named executive officers had satisfied their ownership requirements. The table below shows the equity ownership for our named executive officers as of December 31, 2019, calculated in accordance with the methodology described above.
	Equity Ownership as of Fiscal Year-End
Name	Required Multiple of Salary	Actual Multiple of Salary	Dollar Value(1) ($)	Years of Service at Fiscal Year-End
Kevin J. O’Donnell	7.5	26.7	29,402,020	23.1
Robert Qutub	4.5	8.0	5,086,523	3.4
Ross A. Curtis	4.5	25.4	17,119,407	20.9
Ian D. Branagan	4.5	11.6	7,031,629	21.0
Stephen H. Weinstein	4.5	30.4	15,976,610	17.9
(1)	Based on the closing price of our common shares of $196.02 on December 31, 2019.

Anti-Hedging, Anti-Pledging and Other Insider Trading Policies

Our employees, including our named executive officers, are subject to our insider trading policies and practices, which prohibit:

●	transactions in our securities outside of Company designated “window” periods, except pursuant to previously adopted and approved Rule 10b5-1 plans;
●	employees and their designees from hedging the market value of RenaissanceRe securities; and
●	employees and designees from engaging in short sales of, or margin loans on, or pledging of RenaissanceRe securities.

It is the Board’s view that such activities are generally against the interest of our shareholders and could cause significant repercussions to us and our shareholders if allowed.

We believe that each of our named executive officers is in compliance with our anti-pledging, anti-hedging and other trading policies.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information or report be incorporated by reference into any future filing by us under the Securities Act, or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

We have reviewed and discussed with management the disclosure set forth under the heading “—Compensation Discussion and Analysis” in this proxy statement. Based on these reviews and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. This report is provided by the following independent directors, who constitute the Compensation and Governance Committee:

Henry Klehm III, Chair
Jean D. Hamilton
Cynthia Trudell

2020 Proxy Statement     63

Executive Compensation Tables

Summary Compensation Table

The following table sets forth compensation for our named executive officers in fiscal years 2019, 2018 and 2017:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Kevin J. O’Donnell President and Chief Executive Officer	2019	1,100,000	—	4,674,908	4,232,250	761,001	10,768,159
	2018	1,070,000	—	4,643,024	4,331,250	775,089	10,819,363
	2017	1,060,000	—	4,097,516	1,346,730	1,305,806	7,810,052
Robert Qutub Executive Vice President and Chief Financial Officer	2019	635,000	—	1,428,566	1,357,313	369,447	3,790,326
	2018	610,000	—	1,491,254	1,389,063	472,633	3,962,950
	2017	575,000	—	1,290,914	487,025	338,630	2,691,569
Ross A. Curtis Senior Vice President and Group Chief Underwriting Officer	2019	675,000	—	1,518,563	1,442,813	199,059	3,835,435
	2018	654,167	—	1,599,335	1,476,563	162,728	3,892,793
	2017	625,000	—	1,660,492	529,375	173,571	2,988,438
Ian D. Branagan(4) Senior Vice President and Group Chief Risk Officer	2019	598,500	—	1,309,056	1,345,797	190,196	3,443,549
	2018	572,923	—	1,417,394	1,256,063	129,693	3,376,073
	2017	496,839	—	1,377,311	458,091	350,985	2,683,226
Stephen H. Weinstein Senior Vice President, Group General Counsel, Corporate Secretary and Chief Compliance Officer	2019	525,000	—	1,181,072	1,122,188	420,733	3,248,993
	2018	515,000	—	1,331,158	1,148,438	389,813	3,384,409
	2017	501,000	—	1,382,131	424,347	745,997	3,053,475

(1)

The amounts shown in this column represent the aggregate grant date fair value of time-vested restricted shares and performance shares granted to our named executive officers in the applicable fiscal year, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions made in the valuation of stock awards are discussed in Note 17 (Stock Incentive Compensation and Employee Benefit Plans) of our 2019 Form 10-K. These values do not represent the actual value the recipient will or has received from the award. The terms of our time-vested restricted shares and performance shares are discussed above under “—Compensation Discussion and Analysis—Principal Components of Our Executive Compensation Program—Long-Term Incentives.” The maximum value as of the grant date of performance share awards made in 2019 is as follows: Mr. O’Donnell: $4,674,908; Mr. Qutub: $1,000,055; Mr. Curtis: $1,063,024; Mr. Branagan: $916,339; and Mr. Weinstein: $826,780.

(2)

The amounts shown in this column represent the actual amounts of the annual incentive bonuses paid to or deferred for each named executive officer for the applicable fiscal year. Payment of a portion of the annual incentive bonus for 2018 was deferred subject to successful achievement of certain performance metrics tied to the TMR acquisition, which are expected to be met as of March 31, 2020. The details of the payment of the annual incentive bonuses are discussed above under “—Compensation Discussion and Analysis—Principal Components of Our Executive Compensation Program—Annual Incentive Bonus.”

(3)	See the All Other Compensation Table below for information on the amounts included in the “All Other Compensation” column for 2019.
(4)

Salary and All Other Compensation payments made to Mr. Branagan in pounds sterling have been converted into U.S. dollars at the average daily exchange rate of 1.28, 1.33 and 1.29 for the years ended December 31, 2019, 2018 and 2017, respectively. Non-Equity Incentive Plan Compensation for Mr. Branagan has been converted into U.S. dollars at the exchange rate of 1.33, 1.28 and 1.35 on December 31, 2019, 2018 and 2017, respectively.

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All Other Compensation Table

The following table sets forth information regarding the amounts included in the “All Other Compensation” column of the Summary Compensation Table for 2019:

Name	Company 401(k)/Pension Matching Contribution(1) ($)	Value of Life Insurance Premiums(2) ($)	Personal Travel(3) ($)	Pre-Paid Non-Compete Consideration(4) ($)	Housing Benefits(5) ($)	Other Benefits(6) ($)	Total Other Compensation ($)
Kevin J. O’Donnell	16,800	5,942	209,003	—	493,467	35,789	761,001
Robert Qutub	16,800	2,110	121,070	—	214,467	15,000	369,447
Ross A. Curtis	16,800	5,942	168,817	—	—	7,500	199,059
Ian D. Branagan	42,635	8,406	69,980	63,800	—	5,375	190,196
Stephen H. Weinstein	16,800	4,873	141,385	24,000	214,467	19,208	420,733
(1)

This column reports Company matching contributions to our named executive officers under our 401(k) plan for Messrs. O’Donnell, Qutub and Weinstein, the National Pension Scheme and International Savings Plan for Mr. Curtis and the RenaissanceRe Syndicate Management Plan for Mr. Branagan.

(2)

This column reports the value of premiums paid on behalf of our named executive officers with respect to life insurance coverage. The death benefit under the life insurance coverage is equal to four times the named executive officer’s annual salary up to a maximum of $2.0 million for Bermuda-based employees and ten times the named executive officer’s annual salary for U.K.-based employees.

(3)

Personal travel includes costs for personal commercial travel for Mr. O’Donnell and Mr. Weinstein and their immediate family members during 2019, personal use of the corporate aircraft by the named executive officers and commuting by taxi in Bermuda for Mr. O’Donnell. The named executive officers may also invite family members or other guests from time to time to fly on already scheduled corporate aircraft trips. There is no incremental cost to us and, therefore, there is no value included in this column for such use of the corporate aircraft by family or other guests. For more information on travel benefits provided to our named executive officers, please see “—Compensation Discussion and Analysis—Principal Components of Our Executive Compensation Program—Additional Compensation Practices—Other Benefits and Perquisites” above.

(4)

The amounts in this column represent prepayments of the severance benefits to which Messrs. Branagan and Weinstein are entitled pursuant to their employment agreements as a result of an amendment made in 2008 to comply with Section 457A of the Internal Revenue Code while preserving the economics agreed to in their original employment agreements. The amounts do not represent extra-contractual or additional payments not otherwise due. Each amount is equal to a portion of the lump sum salary to which the executive would become entitled upon a future termination of employment and the amount of any future non-compete consideration would be reduced by the prepaid amount. In addition, each amount is subject to clawback in the event of a future termination for cause or a violation of the restrictive covenants contained in the executive’s employment agreement. For Mr. Branagan, the amount is converted into U.S. dollars at the exchange rate of 1.28 on December 31, 2018.

(5)	This column reports the value of housing benefits for Messrs. O’Donnell, Qutub and Weinstein.
(6)

Other benefits include tax planning expenses for Messrs. O’Donnell, Qutub, Curtis, Branagan and Weinstein, club dues for Mr. O’Donnell, and Company matching on charitable donations for Messrs. O’Donnell, Curtis and Weinstein.

2020 Proxy Statement     65

Grants of Plan-Based Awards Table

The following table sets forth information concerning grants of plan-based awards to the named executive officers during the calendar year ended December 31, 2019.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)(4)			All Other Stock Awards: Number of Shares of Stock or Units(4)(5) (#)	Grant Date Fair Value of Stock and Option Awards(6) ($)
Name	Grant Date(1)	Approval Date(1)	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin J. O’Donnell	3/1/2019	2/7/2019	Performance Shares				5,599	15,999	31,998		2,337,454
	3/1/2019	2/7/2019	Time-Vested Restricted Shares							15,999	2,337,454
	2/7/2019	2/7/2019	Annual Cash Bonus	969,375	2,475,000	4,950,000
Robert Qutub	3/1/2019	2/7/2019	Performance Shares				1,197	3,422	6,845		499,954
	3/1/2019	2/7/2019	Time-Vested Restricted Shares							6,356	928,612
	2/7/2019	2/7/2019	Annual Cash Bonus	310,885	793,750	1,587,500
Ross A. Curtis	3/1/2019	2/7/2019	Performance Shares				1,273	3,638	7,276		531,512
	3/1/2019	2/7/2019	Time-Vested Restricted Shares							6,756	987,052
	2/7/2019	2/7/2019	Annual Cash Bonus	330,469	843,750	1,687,500
Ian D. Branagan	3/1/2019	2/7/2019	Performance Shares				1,097	3,136	6,272		458,170
	3/1/2019	2/7/2019	Time-Vested Restricted Shares							5,824	850,886
	2/7/2019	2/7/2019	Annual Cash Bonus(7)	308,248	787,016	1,574,032
Stephen H. Weinstein	3/1/2019	2/7/2019	Performance Shares				990	2,829	5,659		413,317
	3/1/2019	2/7/2019	Time-Vested Restricted Shares							5,255	767,756
	2/7/2019	2/7/2019	Annual Cash Bonus	257,031	656,250	1,312,500
(1)

On February 7, 2019, the Compensation and Governance Committee approved annual long-term incentive awards for our named executive officers pursuant to the 2016 LTI Plan. In accordance with our practice, these equity-based awards were granted on March 1, 2019. On February 7, 2019, the Compensation and Governance Committee set the terms of the annual incentive bonuses in respect of 2019 for each of our named executive officers.

(2)

The amounts reported in these columns represent estimated possible payouts of annual incentive bonuses in respect of 2019, assuming threshold achievement, target achievement and maximum achievement of the applicable performance metrics. These annual incentive bonuses were paid in March 2020 and the actual amounts paid to or deferred for our named executive officers are included in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. See “—Compensation Discussion and Analysis—Principal Components of Our Executive Compensation Program—Annual Incentive Bonus” above for a detailed description of our annual incentive bonus program.

(3)

The amounts reported in these columns represent awards of performance shares made pursuant to the 2016 LTI Plan that are scheduled to vest following the expiration of the service period on December 31, 2021 and the Compensation and Governance Committee’s determination of growth in tangible book value per common share plus change in

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accumulated dividends. These columns represent the number of performance shares that vest at threshold achievement, target achievement and maximum achievement of the performance metrics. At or below the threshold performance level, no shares will be paid out. See “—Compensation Discussion and Analysis—Principal Components of Our Executive Compensation Program—Long-Term Incentives” above for a detailed description of the performance share program.

(4)

The number of time-vested restricted shares and target number of performance shares awarded were computed by dividing the approved grant value by the closing market price of our common shares on the date of grant, of $146.10 per common share on March 1, 2019. See “—Compensation Discussion and Analysis—Principal Components of Our Executive Compensation Program—Long-Term Incentives” above for a detailed description of our equity grant practices.

(5)

The amounts reported in this column represent awards of time-vested restricted shares made pursuant to the 2016 LTI Plan that are scheduled to vest in four equal annual installments beginning on March 1, 2020. Dividends are paid currently on time-vested restricted shares.

(6)

The amounts shown in this column represent the grant date fair value of time-vested restricted shares and performance shares granted to our named executive officers in the applicable fiscal year, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions made in the valuation of stock awards are discussed in Note 17 (Stock Incentive Compensation and Employee Benefit Plans) of our 2019 Form 10-K. These values do not represent the actual value the recipient will or has received from the award. The terms of our time-vested restricted shares and performance shares are discussed above under “—Compensation Discussion and Analysis—Principal Components of Our Executive Compensation Program—Long-Term Incentives” and the maximum value as of the grant date of performance share awards made in 2019 is included in the Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table below.

(7)	Based on Mr. Branagan’s salary of £475,000, converted into U.S. dollars at the exchange rate of 1.33 as at December 31, 2019.

2020 Proxy Statement     67

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Restricted Shares and Performance Shares

The awards and other compensation included in the Summary Compensation Table and Grants of Plan-Based Awards Table are discussed in “—Compensation Discussion and Analysis—Principal Components of Our Executive Compensation Program” above. Details of severance arrangements are described below under “—Potential Payments Upon Termination or Change in Control.”

Employment Agreements

We have entered into employment agreements with each of our named executive officers that entitle the officers to salary, annual bonus opportunity, participation in our perquisites and benefits programs, and severance payments and benefits upon certain qualifying terminations of employment (as discussed in further detail under “—Potential Payments Upon Termination or Change in Control” below). Each executive’s employment agreement, other than our Chief Executive Officer’s, runs for a one-year term that extends automatically absent 30 days’ notice by either party of such party’s intent not to renew the term. Our Chief Executive Officer’s employment agreement provides that his term of employment currently runs for a one-year term from July 1 each year and extends automatically for an additional year on an annual basis absent 180 days’ notice by either party of such party’s intent not to renew the term.

Option Exercises and Stock Vested Table

The following table sets forth information concerning the vesting of restricted shares and performance shares held by our named executive officers during 2019. There were no options outstanding or exercised by any named executive officers during the 2019 fiscal year.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Kevin J. O’Donnell	28,467	4,380,304
Robert Qutub	4,247	669,059
Ross A. Curtis	11,569	1,744,603
Ian D. Branagan	9,718	1,465,107
Stephen H. Weinstein	10,230	1,538,677
(1)	The value realized on vesting is calculated by multiplying the number of common shares acquired on vesting by the closing price of our common shares on the vesting date.

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Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth the outstanding equity awards held by our named executive officers as of December 31, 2019:

			Stock Awards
Name	Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested(1) ($)
Kevin J. O’Donnell	1/12/2016	(2)	3,266	640,201
	5/16/2016	(3)	280	54,886
	3/1/2017	(4)	6,535	1,280,991
	3/1/2018	(5)	9,369	1,836,511
	5/14/2018	(5)	4,418	866,016
	3/1/2019	(6)	15,999	3,136,124
	3/1/2017	(7)	8,277	1,622,458
	3/1/2018	(8)	11,710	2,295,394	10,409	2,040,372
	5/14/2018	(9)	5,660	1,109,473	3,927	769,771
	3/1/2019	(10)	10,666	2,090,749	21,332	4,181,499
Robert Qutub	3/1/2017	(4)	2,710	531,214
	3/1/2018	(5)	5,758	1,128,683
	3/1/2019	(6)	6,356	1,245,903
	3/1/2017	(7)	1,848	362,245
	3/1/2018	(8)	3,876	759,774	3,445	675,289
	3/1/2019	(10)	2,281	447,122	4,564	894,635
Ross D. Curtis	1/12/2016	(2)	1,740	341,075
	5/16/2016	(3)	234	45,869
	3/1/2017	(4)	3,486	683,326
	3/1/2018	(5)	6,176	1,210,620
	3/1/2019	(6)	6,756	1,324,311
	3/1/2017	(7)	2,377	465,940
	3/1/2018	(8)	4,157	814,855	3,694	724,098
	3/1/2019	(10)	2,425	475,349	4,851	950,893
Ian D. Branagan	1/12/2016	(2)	1,427	279,721
	5/16/2016	(3)	163	31,951
	3/1/2017	(4)	2,891	566,694
	3/1/2018	(5)	5,473	1,072,817
	3/1/2019	(6)	5,824	1,141,620
	3/1/2017	(7)	1,971	386,355
	3/1/2018	(8)	3,683	721,942	3,274	641,769
	3/1/2019	(10)	2,090	409,682	4,182	819,756
Stephen H. Weinstein	1/12/2016	(2)	1,466	287,365
	5/16/2016	(3)	474	92,913
	3/1/2017	(4)	2,901	568,654
	3/1/2018	(5)	5,140	1,007,543
	3/1/2019	(6)	5,255	1,030,085
	3/1/2017	(7)	1,978	387,728
	3/1/2018	(8)	3,460	678,229	3,075	602,762
	3/1/2019	(10)	1,886	369,694	3,773	739,583

2020 Proxy Statement       69

(1)	These amounts were determined based on the closing price of our common shares of $196.02 on December 31, 2019.
(2)	Unvested portion remaining from an award of time-vested restricted shares granted under the RenaissanceRe Holdings Ltd. 2001 Stock Incentive Plan (the “2001 Plan”) that vests in four substantially equal installments on March 1, 2017, 2018, 2019 and 2020.
(3)	Unvested portion remaining from an award of time-vested restricted shares granted under the 2016 Plan that vests in four substantially equal installments on March 1, 2017, 2018, 2019 and 2020.
(4)	Unvested portion remaining from an award of time-vested restricted shares granted under the 2016 LTI Plan that vests in four substantially equal installments on March 1, 2018, 2019, 2020 and 2021.
(5)	Unvested portion remaining from an award of time-vested restricted shares granted under the 2016 LTI Plan that vests in four substantially equal installments on March 1, 2019, 2020, 2021 and 2022.
(6)	Unvested portion remaining from an award of time-vested restricted shares granted under the 2016 LTI Plan that vests in four substantially equal installments on March 1, 2020, 2021, 2022 and 2023.
(7)	Performance shares granted under the 2016 LTI Plan which vest at the end of the service period on December 31, 2019 and following the Compensation and Governance Committee’s determination of total shareholder return for each calendar year performance period. Performance shares are earned in three substantially equal annual installments based upon total shareholder return relative to our performance share peer group during each calendar year performance period (2017, 2018 and 2019). Because all performance periods are complete, the number of shares earned are reported in the “Number of Shares or Units of Stock That Have Not Vested” column based on the actual total shareholder return for purposes of performance share awards during the performance period as follows: for 2017, total shareholder return of negative 3.7% resulted in the executive earning 0.0% of the target performance shares with respect to 2017; and for 2018, total shareholder return of 5.9% resulted in the executive earning 100% of the target performance shares for 2018; and for 2019, total shareholder return of 46.7% resulted in the executive earning 190% of the target performance shares for 2019.
(8)	Performance shares granted under the 2016 LTI Plan which vest at the end of the service period on December 31, 2020 and following the Compensation and Governance Committee’s determination of total shareholder return for each calendar year performance period. Performance shares are earned in three substantially equal annual installments based upon total shareholder return relative to our performance share peer group during each calendar year performance period (2018, 2019 and 2020). Because the 2018 and 2019 performance periods are complete, the number of shares earned is reported in the “Number of Shares or Units of Stock That Have Not Vested” column based on the actual total shareholder return for purposes of performance share awards during the performance period as follows: for 2018, total shareholder return of 5.9% resulted in the executive earning 81.3% of the target performance shares with respect to 2018; and for 2019, total shareholder return of 46.7% resulted in the executive earning 200% of the target performance shares for 2019. As a result of our above-target performance for the 2018 performance period, in accordance with SEC rules, the number of unearned performance shares related to the 2020 performance periods are reported in the “Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested” column based on achieving the maximum number of performance shares (250% of target) that may be earned for the performance period.
(9)	Performance shares granted under the 2016 LTI Plan which vest at the end of the service period on December 31, 2020 and following the Compensation and Governance Committee’s determination of growth in tangible book value per common share plus change in accumulated dividends for each calendar year performance period. Performance shares are earned in three substantially equal annual installments based upon growth in tangible book value per common share plus change in accumulated dividends during each calendar year performance period (2018, 2019 and 2020). Because the 2018 and 2019 performance periods are complete, the number of shares earned is reported in the “Number of Shares or Units of Stock That Have Not Vested” column based on the actual growth in tangible book value per common share plus change in accumulated dividends for purposes of performance share awards during the performance period as follows: for 2018, growth in tangible book value per common share plus change in accumulated dividends of 6.4% resulted in the executive earning 88.3% of the target performance shares with respect to 2018; and for 2019, growth in tangible book value per common share plus change in accumulated dividends of 17.9% resulted in the executive earning 200% of the target performance shares with respect to 2019. As a result of our above-target performance for the 2019 performance period, in accordance with SEC rules, the number of unearned performance shares related to the 2020 performance period is reported in the “Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested” column based on achieving the maximum number of performance shares (200% of target) that may be earned for the performance period.
(10)	Performance shares granted under the 2016 LTI Plan which vest at the end of the service period on December 31, 2021 and following the Compensation and Governance Committee’s determination of growth in tangible book value per common share plus change in accumulated dividends for each calendar year performance period. Performance shares are earned in three substantially equal annual installments based upon growth in tangible book value per common share plus change in accumulated dividends during each calendar year performance period (2019, 2020 and 2021). Because the 2019 performance period is complete, the number of shares earned is reported in the “Number of Shares or Units of Stock That Have Not Vested” column based on the actual growth in tangible book value per common share plus change in accumulated dividends for purposes of performance share awards during the performance period as follows: for 2019, growth in tangible book value per common share plus change in accumulated dividends of 17.9% resulted in the executive earning 200% of the target performance shares with respect to 2019. As a result of our above-target performance for the 2019 performance period, in accordance with SEC rules, the number of unearned performance shares related to the 2020 performance period is reported in the “Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested” column based on achieving the maximum number of performance shares (200% of target) that may be earned for the performance period.

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Equity Compensation Plan Information

The information set forth in the table below is as of December 31, 2019:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders(2)	—	—	1,344,484
Equity compensation plans not approved by shareholders	—	—	—
Total	—	—	1,344,484
(1)	As of December 31, 2019, there were no outstanding options to purchase common shares. A total of 666,737 unvested restricted shares (including both time-vested restricted shares and performance shares) were excluded from column (a) as those shares are considered issued at the time of grant. Unvested restricted shares were also excluded from column (c) as they are no longer available for future issuance.
(2)	Plans previously approved by the shareholders include the 2001 Plan and the 2016 LTI Plan. The 2001 Plan expired in February 2016 and no further awards will be made under the 2001 Plan.

Potential Payments Upon Termination or Change in Control

Severance Payments and Benefits

Pursuant to their employment agreements in effect on December 31, 2019, our named executive officers would have been entitled to certain payments and benefits upon certain qualifying terminations of their employment relationships with us occurring on December 31, 2019. A named executive officer’s employment relationship may be terminated for any of the following reasons: (i) the executive’s death or disability, (ii) by us with or without cause (as defined in the applicable executive’s agreement), (iii) by the executive with or without good reason (as defined in the applicable executive’s agreement) and (iv) after expiration of the term of employment following notice of non-extension by us or by the executive. No benefits are payable upon a termination by us for cause.

Upon the termination of a named executive officer’s employment by the Company occurring on December 31, 2019 (other than a termination by us for cause), and subject to the execution of a mutual general release of claims (if requested by us), the executive would have become entitled to a combination of the following benefits, as illustrated in the Components of Severance Benefits Table below:

1.	an amount equal to a percent (the “Installment Percent”) of the executive’s annual salary and the greater of (x) his target bonus and (y) his actual bonus for the year of termination (the “Bonus Amount”), to be paid in installments over the 12-month period following the termination of employment;
2.	subject to the executive’s compliance with non-competition and other post-termination obligations, a lump-sum payment equal to a percent (the “Lump Sum Percent”) of his annual salary and the Bonus Amount to be paid at the end of the 12-month period following the termination of employment;
3.	a pro rata annual bonus (at target) based on the number of days elapsed in the year of termination through the date of termination;
4.	continuation of health benefits for the executive and his covered dependents for up to 12 months following termination of employment; and
5.	vesting of certain equity awards granted under our stock incentive plans.

2020 Proxy Statement       71

The Installment Percent and Lump Sum Percent for Mr. O’Donnell are 150% and 50%, respectively, while the Installment Percent and Lump Sum Percent for Messrs. Qutub, Curtis, Branagan and Weinstein are 75% and 25%, respectively. In the event that a qualifying termination (e.g., a termination by us without cause or a termination by the executive for good reason) occurs within 12 months following a change in control, the Installment Percent and Lump Sum Percent are 150% and 50%, respectively, for each of the named executive officers.

For Messrs. O’Donnell, Branagan and Weinstein, a portion of the contractually provided severance benefits described above in clauses (1) (Installment Percent of salary) and (2) (Lump Sum Percent of salary), which we view as consideration for the restrictive covenants contained in the employment agreements (referred to as “non-compete consideration”), was paid to each executive in the form of yearly pre-payments and a lump sum payment made on December 31, 2018, pursuant to the terms of their employment agreements.

Messrs. O’Donnell’s, Branagan’s and Weinstein’s employment agreements provide that all pre-payments received and the lump sum payment made on December 31, 2018 are subject to clawback and forfeiture in the event the executive ceases to comply with the terms and conditions of his employment agreement, including the non-competition and non-interference covenants described below, and also provide us with a right to set off against other amounts owing to them should they engage in certain activities that are detrimental to us after the payment of any pre-payments or the lump sum payment made on December 31, 2018.

Components of Severance Benefits

	By Us Without Cause	By Executive for Good Reason	Death(1)	Disability	By Executive Without Good Reason(2)	Our Non-Extension of Non-Extension Agreement	Executive’s of Agreement(2)
Installment Percent of Salary	x	x		x	x	x	x
Installment Percent of Bonus	x	x				x
Lump Sum Percent of Salary	x	x		x	x	x	x
Lump Sum Percent of Bonus	x	x				x
Pro rata Bonus	x	x	x	x		x
Continuation of Benefits	x	x		x	x	x	x
Vesting of Awards	x(3)	x(3)	x	x		x(3)
(1)
In addition to the benefits above and as noted in the Summary Compensation Table above, we pay premiums on behalf of our named executive officers with respect to life insurance coverage under our health and benefits plans. The death benefit equals four times the named executive officer’s annual salary up to a maximum of $2.0 million for Bermuda-based employees and ten times the named executive officer’s annual salary for U.K.-based employees.

(2)	With respect to Messrs. Qutub and Curtis, these benefits will be provided only to the extent we elect to extend the non-competition covenant for up to 12 months beyond the termination date.
(3)
Accelerated vesting applies to all time-vested awards. See “—Treatment of Equity Awards Upon a Termination of Employment or Change in Control” below for a discussion relating to the accelerated vesting of performance-based awards.

The estimated payments and benefits provided to each of our named executive officers upon each type of termination or upon a change in control are summarized in the Estimated Payments and Benefits Upon Termination or Change in Control Table below as if the termination or change in control, as applicable, had occurred on December 31, 2019 using the closing price of our common shares of $196.02 on December 31, 2019. In addition, because the estimated payments are calculated by assuming a termination on December 31, 2019, the pro rata bonus amounts in the table reflect an accrual for a full calendar year. Actual amounts payable following a termination or change in control could differ significantly from the amounts shown and depending on the particular facts and circumstances.

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Treatment of Equity Awards Upon a Termination of Employment or Change in Control

Pursuant to the named executive officers’ employment agreements, all time-vested equity awards would vest in full upon the executive’s death, a termination due to the executive’s disability, a voluntary termination by the executive for good reason, an involuntary termination of the executive without cause or a non-renewal of the agreement by us. As a result of the Company’s move from “single-trigger” to “double-trigger” vesting in our 2016 LTI Plan, awards granted under the 2016 LTI Plan that are assumed or substituted in connection with a change in control will only accelerate if a participant experiences a qualifying termination within two years following the change in control. In addition, performance shares granted under the 2016 LTI Plan pursuant to the new form of performance share award approved by the Compensation and Governance Committee on May 14, 2018 that are not assumed or substituted in connection with a change in control will accelerate as set forth in the table below. All restricted share awards granted pursuant to our 2001 Plan vest upon a change in control pursuant to the terms of such plan.

The following table sets forth the treatment of our outstanding performance shares upon certain termination events and a change in control. Other than as set forth in the table, performance shares that remain unvested as of any termination of employment will be forfeited.

	Death; Disability; By Us Without Cause; By Executive for Good Reason; Retirement (1)	Change in Control
Shares as to which the Performance Period Has Ended
Performance Shares under 2016 LTI Plan	Full vesting and waiver of remaining service condition.	Remain outstanding until the completion of the remaining service period, subject to acceleration upon a qualifying termination within two years following the change in control.
Shares Remaining Subject to Performance Vesting
Performance Shares under 2016 LTI Plan granted prior to May 14, 2018	Remain outstanding until the completion of the performance period, and vest based on the actual level of attainment of the applicable performance goals.	Remain outstanding until the completion of the performance and service periods, subject to acceleration upon a qualifying termination within two years following the change in control, and vest based on the actual level of the attainment of applicable performance goals.
Performance Shares under 2016 LTI Plan granted on May 14, 2018 and March 1, 2019	Remain outstanding until the completion of the performance period, and vest based on the actual level of attainment of the applicable performance goals.
Performance shares that are assumed or substituted in connection with the change in control remain outstanding until the completion of the performance and service periods, subject to acceleration upon a qualifying termination within two years following the change in control, and vest based on the actual level of attainment of the applicable performance goals. For performance shares that are not assumed or substituted in connection with the change in control: (i) shares for which the performance period has not yet commenced are subject to acceleration assuming achievement of the target level of the applicable performance goals and (ii) shares with a performance period that includes the date of the change in control are subject to acceleration based on the total shareholder return achieved as of the date of the change in control.

(1)
A termination by the executive without “good reason” will qualify as a “retirement” if the executive’s employment is terminated by the executive following the later of the date on which (i) the sum of the executive’s age and years of service with the Company equals 65 and (ii) the executive has first completed five years of service with the Company.

2020 Proxy Statement     73

Restrictive Covenants

Under the named executive officers’ employment agreements, during the term of employment and for 12 months following any termination of employment, each executive is subject to non-competition and non-interference covenants; provided that, for Messrs. Qutub and Curtis only, the non-competition covenant will extend beyond a termination without good reason or due to an employee non-renewal only to the extent that we elect to pay Messrs. Qutub and Curtis the Installment Percent and Lump Sum Percent of salary (or prorated portion thereof for an extension for a period of less than 12 months). Generally, the non-competition covenant prevents the executive from engaging in activities competitive with our business or the business of our affiliates, and the non-interference covenant prevents the executive from soliciting or hiring our employees or those of our affiliates or service providers and from inducing any of our customers, suppliers, licensees or other business relations or those of our affiliates, to cease doing business with, or reduce the amount of business conducted with, us or our affiliates, or in any other manner interfering with our relationship with such parties. The named executive officers’ employment agreements also contain standard confidentiality and invention assignment provisions as well as indemnification protection generally to the fullest extent permitted by Bermuda law, except in certain limited circumstances.

Estimated Payments and Benefits Upon Termination or Change in Control

The estimated payments and benefits that would be provided to our named executive officers in the circumstances described above in the event that such circumstances occurred on December 31, 2019 are set forth in the table below. Because the information in the table is as of December 31, 2019, it includes the accelerated vesting of certain awards that vested following year-end and prior to the date of this proxy statement.

Name	Benefit	Before Change in Control Termination without Cause or for Good Reason or Non-Extension by the Company ($)	After Change in Control Termination without Cause or for Good Reason or Non- Extension by the Company ($)	Non- Extension by Executive ($)	Executive Resignation without Good Reason ($)	Death ($)	Disability ($)	Change in Control without Termination (1) ($)
Kevin J. O’Donnell	Salary (2)	1,200,000	1,200,000	—	—	—	1,200,000	—
	Bonus	10,939,500	10,939,500	2,475,000	—	2,475,000	2,475,000	—
	Accelerated Vesting of Awards(3)	18,224,775	18,224,775	—	—	18,224,775	18,224,775	695,087
	Life Insurance	—	—	—	—	2,000,000	—	—
	Continuation of Health Benefits	41,327	41,327	27,552	27,552	—	27,552	—
	Total:	30,405,602	30,405,602	2,502,552	27,552	22,699,775	21,927,327	695,087
Robert Qutub	Salary(2)	635,000	1,270,000	635,000	635,000	—	635,000	—
	Bonus	2,151,063	3,508,375	793,750	—	793,750	793,750	—
	Accelerated Vesting of Awards(3)	5,192,396	5,192,396	—	—	5,192,396	5,192,396	—
	Life Insurance	—	—	—	—	710,000	—	—
	Continuation of Health Benefits	27,552	27,552	27,552	27,552	—	27,552	—
	Total:	8,006,011	9,998,323	1,456,302	662,552	6,696,146	6,648,698	—

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Name	Benefit	Before Change in Control Termination without Cause or for Good Reason or Non-Extension by the Company ($)	After Change in Control Termination without Cause or for Good Reason or Non- Extension by the Company ($)	Non- Extension by Executive ($)	Executive Resignation without Good Reason ($)	Death ($)	Disability ($)	Change in Control without Termination (1) ($)
Ross A. Curtis	Salary (2)	675,000	1,350,000	675,000	675,000	—	675,000	—
	Bonus	2,286,563	3,729,375	843,750	—	843,750	843,750	—
	Accelerated Vesting of Awards(3)	6,126,314	6,126,314	—	—	6,126,314	6,126,314	386,943
	Life Insurance	—	—	—	—	2,000,000	—	—
	Continuation of Health Benefits	27,552	27,552	27,552	27,552	—	27,552	—
	Total:	9,115,429	11,233,241	1,546,302	702,552	8,970,064	7,672,616	386,943
Ian D. Branagan	Salary(2)	33,138	662,750	33,138	33,138	—	33,138	—
	Bonus	2,132,812	3,478,609	787,016	—	787,016	787,016	—
	Accelerated Vesting of Awards(3)	5,277,511	5,277,511	—	—	5,277,511	5,277,511	311,672
	Life Insurance	—	—	—	—	6,296,125	—	—
	Continuation of Health Benefits	6,128	6,128	6,128	6,128	—	6,128	—
	Total:	7,449,589	9,424,998	826,282	39,266	12,360,652	6,103,793	311,672
Stephen H. Weinstein	Salary(2)	—	525,000	—	—	—	—	—
	Bonus	1,778,438	2,900,625	656,250	—	656,250	656,250	—
	Accelerated Vesting of Awards(3)	5,033,147	5,033,147	—	—	5,033,147	5,033,147	380,279
	Life Insurance	—	—	—	—	1,640,000	—	—
	Continuation of Health Benefits	27,552	27,552	27,552	27,552	—	27,552	—
	Total:	6,839,137	8,486,324	683,802	27,552	7,329,397	5,716,949	380,279
(1)
Represents the value attributable to accelerated vesting of equity awards upon a change in control under the terms of our equity incentive plans and employment agreements, which would be realized by the executives regardless of whether they suffered a termination of employment in connection with such change in control. Other than the vesting of certain legacy equity awards granted under our 2001 Plan as quantified in the “Change in Control without Termination” column, none of our named executive officers are entitled to any additional compensation solely as a result of the occurrence of a change in control.

(2)
Consistent with the termination provisions of the named executive officers’ employment agreements, amounts shown under “Salary” are based on multiples (as set forth in each of the named executive officers’ respective employment agreement) of the salaries in effect as of December 31, 2019, less the value of the non-compete consideration that was paid to Messrs. O’Donnell, Branagan and Weinstein on December 31, 2017 and certain yearly pre-payments that were paid to Messrs. O’Donnell, Branagan and Weinstein previously. Please see the narrative discussion above for details on the payments and benefits to which the named executive officer would be entitled upon a termination of employment. In addition, Mr. Branagan’s December 31, 2019 salary has been converted from pounds sterling into U.S. dollars at the prevalent exchange rate of 1.33 on that date.

(3)
Please see the narrative discussion above under “—Treatment of Equity Awards Upon a Termination of Employment or Change in Control” for more detail. The amount shown for Accelerated Vesting of Awards represents the sum of:

●	the value of restricted share awards that had not yet vested at December 31, 2019, based on the closing market price of $196.02 per common share value on December 31, 2019; and
●	the value of performance shares that had not yet vested at December 31, 2019, based on the target number of performance shares for performance periods beginning on or after January 1,
2020 and on the actual number of performance shares earned for performance periods ending on or before December 31, 2019 and the closing market price of $196.02 per common share on December 31, 2019.

2020 Proxy Statement     75

Pay Ratio Disclosure

To identify our median employee, we determined the sum of 2019 base salary, target annual incentive bonus or spot bonus and target long-term cash or equity-based incentive award value for each individual, excluding Mr. O’Donnell, who was employed by us on December 31, 2019. Previously, we used December 31, 2017 as the identification date for our median employee. We have chosen a new date due to the increase in the number of employees and change in the employee population as a result of our acquisition of TMR. As of December 31, 2019, we employed 554 people worldwide. For our employees who were paid in currency other than U.S. dollars, these amounts were converted into U.S. dollars at the applicable exchange rate on December 31, 2019. We included all employees, whether full-time or part-time. We annualized the compensation for full-time and part-time employees that were not employed by us for all of 2019. We did not make cost-of-living adjustments or any other assumptions, adjustments or estimates. We believe we are using a consistently applied compensation measure that reasonably reflects the annual compensation of our employees as base salary, annual incentive bonus or spot bonus and long-term cash or equity-based incentive awards generally comprise nearly all of the annual compensation of our employees.

Furthermore, a majority of our employees receive annual long-term cash or equity-based incentive awards and participate in our bonus program, and the actual amount of the bonus paid is generally determined using a formula applied consistently to each employee’s target bonus amount.

The following table sets forth the ratio of Mr. O’Donnell’s annual total compensation as reported in the Summary Compensation Table to the annual total compensation of our median employee, calculated in accordance with the Summary Compensation Table rules, for the 2019 fiscal year:

Annual Total Compensation
Kevin J. O’Donnell President and Chief Executive Officer	$10,768,159
Median Employee	$208,241
Ratio	51.7:1

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Audit Matters

Proposal 3
Approval of the Appointment of Independent Registered Public Accounting Firm and Referral of the Determination of the Auditor’s Remuneration to the Board of Directors

The Board of Directors unanimously recommends that shareholders vote FOR the approval of the appointment of Ernst & Young Ltd. as our independent registered public accounting firm for the 2020 fiscal year and the referral of the determination of the auditor’s remuneration to the board of directors.

The Audit Committee evaluates the performance of our independent registered public accounting firm each year and determines whether to reengage them or consider other firms. In doing so, the Audit Committee considers the auditor’s service quality and efficiency, capability, technical expertise and knowledge of our operations and industry. In addition, the Audit Committee is involved in the selection of our independent registered public accounting firm’s lead engagement partner and ensures that the mandated rotation of the lead partner occurs routinely. Upon recommendation of the Audit Committee, the Board has appointed Ernst & Young Ltd. to serve as our independent registered public accounting firm for the 2020 fiscal year. We have engaged Ernst & Young Ltd. in this capacity continuously since 1993.

A representative of Ernst & Young Ltd. is expected to attend the Annual Meeting. The representative will have an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions from shareholders.

Recommendation and Vote

In accordance with Bermuda law, our shareholders have the authority to approve the appointment of our independent registered public accounting firm and a proposal will be submitted to the shareholders at the Annual Meeting for approval of the nomination of Ernst & Young Ltd. Shareholders at the Annual Meeting will also be asked to vote to refer the determination of the auditor’s remuneration to the Board. Ernst & Young Ltd. served as our independent auditor for the 2019 fiscal year. Approval of this proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting and entitled to vote thereon.

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Independent Registered Public Accounting Firm Fees

The following table summarizes the aggregate fees billed by Ernst & Young Ltd. during our 2019 and 2018 fiscal years.

Type of Fees	Fiscal 2019 ($)	Fiscal 2018 ($)
Audit Fees	5,704,450	4,275,783
Audit-Related Fees	97,100	96,007
Tax Fees	—	—
All Other Fees	—	—
Total	5,801,550	4,371,790

Audit Fees. Audit fees for 2019 and 2018 consist of fees for (a) the audit of our annual financial statements, (b) review of our quarterly financial statements, (c) statutory audits and (d) assistance with and review of documents filed with the SEC (including comfort letters and consents).

Audit-Related Fees. Audit-related fees for both 2019 and 2018 principally related to audits of our employee benefits plans.

Tax Fees. Ernst & Young Ltd. did not perform any tax-related services for us during our 2019 and 2018 fiscal years.

All Other Fees. Ernst & Young Ltd. did not perform any other services for us during our 2019 and 2018 fiscal years.

Pre-Approval Policies and Procedures

The Audit Committee is responsible for managing our relationship with our independent auditor. The Audit Committee has the sole authority to appoint and engage our auditor, subject to approval and ratification by the shareholders. The Audit Committee regularly reviews the auditor’s work plan, bills, and work product.

The Audit Committee must pre-approve all audit services and permitted non-audit services performed for us by our auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may delegate the authority to grant pre-approvals of audit and permitted non-audit services to a subcommittee of its members, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. All engagements of Ernst & Young Ltd. to provide audit and audit-related services to us during 2018 and 2019 were pre-approved by the Audit Committee.

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Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information or report be incorporated by reference into any future filing by us under the Securities Act, or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

The Audit Committee oversees our financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing our financial statements and for the public reporting process. Ernst & Young Ltd., our independent auditor for 2019, is responsible for expressing opinions on the conformity of our audited financial statements with generally accepted accounting principles in the United States and on the effectiveness of our internal control over financial reporting.

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of Ernst & Young Ltd., our independent auditor, for the purpose of preparing or issuing an audit report. In fulfilling its oversight responsibilities, the Audit Committee reviewed (i) management’s assessment of the effectiveness of our internal control over financial reporting and Ernst & Young Ltd.’s evaluation of our internal control over financial reporting and (ii) the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed with Ernst & Young Ltd. the matters that are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Commission, including its judgments as to the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments, all critical accounting policies and practices to be used, material alternative accounting treatments within generally accepted accounting principles discussed with management and other material written communications between Ernst & Young Ltd. and management. The Audit Committee has discussed with Ernst & Young Ltd. its independence from both management and the Company and has received the written disclosures and the letter from the independent auditor required by the applicable requirements of the Public Company Accounting Oversight Board.

The Audit Committee discussed with Ernst & Young Ltd. the overall scope and plans for its audit. The Audit Committee met with the independent auditor, with and without management present, to discuss the results of their examination, their evaluations of our internal controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the Commission. The Audit Committee, pursuant to its pre-approval policies and procedures, and the Board have also recommended, subject to shareholder approval, the selection of Ernst & Young Ltd. as RenaissanceRe’s independent auditor for the 2020 fiscal year.

David C. Bushnell, Chair
Valerie Rahmani
Carol P. Sanders

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Security Ownership

Security Ownership of Certain Beneficial Owners

The following table sets forth information with respect to the beneficial ownership of our common shares as of March 13, 2020 for each person known by us to own beneficially 5% or more of our outstanding common shares.

Name and Address of Beneficial Owner	Number of Common Shares	Percentage of Class(1)
BlackRock, Inc.(2) 40 East 52nd Street New York, NY 10022	6,053,741	13.7%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	4,655,572	10.6%
(1)	The percentage of class shown is based on the common shares reported as beneficially owned on Schedule 13G or Schedule 13G/A and 44,114,081 common shares outstanding as of March 13, 2020.
(2)
According to a Statement on Schedule 13G/A filed on February 4, 2020 by BlackRock, BlackRock was the beneficial owner of 6,053,741 common shares as of December 31, 2019. BlackRock has the sole power to vote or to direct the voting of 5,721,897 common shares and sole power to dispose of or to direct the disposition of 6,053,741 common shares. On November 15, 2016, we granted BlackRock a limited waiver from the restrictions on the acquisition of share ownership set forth in our Bye-laws, up to a maximum amount of shares representing 15% of our shares outstanding. BlackRock has agreed that, in accordance with our Bye-laws, the voting rights attributable to shares owned or controlled by BlackRock will not exceed 9.9% of the voting rights attached to all of our issued and outstanding capital shares.

(3)
According to a Statement on Schedule 13G/A filed on February 12, 2020 by The Vanguard Group (“Vanguard”), Vanguard was the beneficial owner of 4,655,572 common shares as of December 31, 2019. Vanguard has the sole power to vote or to direct the voting of 32,672 common shares, shared power to vote or direct the vote of 20,990 common shares, sole power to dispose of or to direct the disposition of 4,606,254 common shares and shared power to dispose or direct the disposition of 49,318 common shares. On May 11, 2018, we granted Vanguard a limited waiver from the restrictions on the acquisition of share ownership set forth in our Bye-laws, up to a maximum amount of shares representing 15% of our shares outstanding. Vanguard has agreed that, in accordance with our Bye-laws, the voting rights attributable to shares owned or controlled by Vanguard will not exceed 9.9% of the voting rights attached to all of our issued and outstanding capital shares.

80      RenaissanceRe

Security Ownership of Management

The following table sets forth information with respect to the beneficial ownership of our common shares as of March 13, 2020 for each of our named executive officers, directors and director nominees and all of our executive officers and directors as a group. Unless otherwise noted below, each of these individuals had sole voting and dispositive power with respect to the common shares beneficially owned by him or her.

Name of Beneficial Owner	Number of Common Shares	Percentage of Class(1)
Kevin J. O’Donnell(2)	220,608	*
Robert Qutub(3)	46,654	*
Ross A. Curtis(4)	112,080	*
Ian D. Branagan(5)	58,623	*
Stephen H. Weinstein(6)	101,823	*
David C. Bushnell(7)	18,496	*
James L. Gibbons(7)	23,232	*
Brian G. J. Gray(8)	14,103	*
Jean D. Hamilton(7)	24,672	*
Duncan P. Hennes(7)	3,909	*
Henry Klehm III(7)	19,239	*
Valerie Rahmani(7)	3,909	*
Carol P. Sanders(7)	5,126	*
Anthony M. Santomero(7)	18,496	*
Cynthia Trudell(7)	1,747	*
All of our executive officers and directors (16 persons)	685,406	1.6%
*	Less than 1%
(1)	The percentage of class shown is based on 44,114,081 common shares outstanding as of March 13, 2020.
(2)
Includes (i) 38,176 time-vested restricted shares that have not yet vested, (ii) 28,036 performance shares for which the performance period has been completed but the shares remain unvested until the completion of the relevant service period and (iii) 63,102 performance shares, for which the performance period has not yet been completed, that are eligible to be earned if maximum performance is attained. Also includes 1,079 shares held by a limited partnership for the benefit of Mr. O’Donnell’s family.

(3)
Includes (i) 14,886 time-vested restricted shares that have not yet vested and (ii) 6,157 performance shares for which the performance period has been completed but the shares remain unvested until the completion of the relevant service period and (iii) 17,859 performance shares, for which the performance period has not yet been completed, that are eligible to be earned if maximum performance is attained.

(4)
Includes (i) 16,116 time-vested restricted shares that have not yet vested, (ii) 6,582 performance shares for which the performance period has been completed but the shares remain unvested until the completion of the relevant service period and (iii) 18,923 performance shares, for which the performance period has not yet been completed, that are eligible to be earned if maximum performance is attained.

(5)
Includes (i) 14,353 time-vested restricted shares that have not yet vested, (ii) 5,773 performance shares for which the performance period has been completed but the shares remain unvested until the completion of the relevant service period and (iii) 17,236 performance shares, for which the performance period has not yet been completed, that are eligible to be earned if maximum performance is attained. Also includes 4,000 common shares held by trusts for the benefit of Mr. Branagan’s minor children.

(6)
Includes (i) 13,019 time-vested restricted shares that have not yet vested, (ii) 5,346 performance shares for which the performance period has been completed but the shares remain unvested until the completion of the relevant service period and (iii) 15,246 performance shares, for which the performance period has not yet been completed, that are eligible to be earned if maximum performance is attained. Also includes 3,688 common shares held by trusts for the benefit of Mr. Weinstein’s minor children.

(7)
Includes the following number of restricted shares granted in payment of directors’ fees that have not yet vested: 1,915 restricted shares for Messrs. Bushnell, Gray, Hennes, Klehm and Santomero and Messes. Hamilton and Sanders and Dr. Rahmani; 3,872 restricted shares for Mr. Gibbons; and 1,468 restricted shares for Ms. Trudell.

2020 Proxy Statement     81

General Information

About the Proxy Materials and the Annual Meeting

This proxy statement summarizes the information you need to know to vote at the Annual Meeting. The notice regarding the availability of proxy materials, this proxy statement, the Notice of Annual General Meeting of Shareholders and the proxy card are first being made available to shareholders on or about April 2, 2020, concurrently with the distribution of our 2019 Annual Report to Shareholders. Our Annual Report shall not be deemed to be part of this proxy statement.

Record Date

The Board has set March 13, 2020 as the record date for the Annual Meeting. On the record date, there were 44,114,081 shares of our common stock outstanding and entitled to vote.

Shareholders Entitled to Vote

If you were the beneficial owner of common shares held in street name, or a shareholder of record with respect to our common shares at the close of business on the record date, you are entitled to notice of, and may vote at, the Annual Meeting. The common shares are our only class of equity securities outstanding and entitled to vote at the Annual Meeting.

Each of our common shares entitles its holder to one vote on each matter that is voted upon at the Annual Meeting or any postponements or adjournments thereof, subject to certain provisions of our Bye-laws that reduce the total voting power of any shareholder owning, directly or indirectly, beneficially or otherwise, as described in our Bye-laws, more than 9.9% of the common shares to not more than 9.9% of the total voting power of our capital stock unless otherwise waived at the discretion of the Board. In addition, the Board may limit a shareholder’s voting rights where the Board deems it necessary to do so to avoid adverse tax, legal or regulatory consequences. The reduction of such voting power may have the effect of increasing another shareholder’s voting power to more than 9.9%, thereby requiring a corresponding reduction in such other shareholder’s voting power.

Because the applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons, we request that any holder of common shares with reason to believe that it is a shareholder whose common shares carry more than 9.9% of the voting power of RenaissanceRe contact us promptly so that we may determine whether the voting power of such holder’s common shares should be reduced. The Board is empowered to require any shareholder to provide information as to that shareholder’s beneficial ownership of common shares, the names of persons having beneficial ownership of the shareholder’s common shares, relationships with other shareholders or any other facts the directors may consider relevant to the determination of the number of common shares attributable to any person. The Board may disregard the votes attached to common shares of any holder who fails to respond to such a request or who, in the Board’s judgment, submits incomplete or inaccurate information. The Board retains the discretion to make such final adjustments that it considers fair and reasonable in all circumstances as to the aggregate number of votes attaching to the common shares of any shareholder to ensure that no shareholder’s voting power is more than 9.9% of the total voting power of our capital stock at any time.

82     RenaissanceRe

These voting power restrictions may be waived by the Board in its sole discretion. To date, the Board has consistently enforced these voting power restrictions.

Quorum

Two persons present in person and throughout the Annual Meeting representing in person or by proxy more than 50% of the issued common shares entitled to vote on the matters to be considered at the Annual Meeting form a quorum for the transaction of business at the Annual Meeting. Withheld votes for the election of directors, abstentions and “broker non-votes” (shares held by a broker or nominee that does not have discretionary authority to vote on a particular matter and has not received voting instructions from its client) will be counted for purposes of determining whether a quorum is present.

Vote Required

The Board has adopted a majority vote standard in uncontested director elections, which means that director nominees for whom the number of votes cast FOR that director’s election exceeds the number of votes cast AGAINST that director’s election (with abstentions and broker non-votes not counted as a vote cast either FOR or AGAINST a director’s election) will be elected as directors at the Annual Meeting. In the event that a nominee for election fails to receive a majority of votes cast at an election which is uncontested, such nominee will tender an irrevocable resignation, and the Board will decide whether to accept or reject the resignation no later than ninety (90) days following certification of the election results. Because we did not receive proper advance notice in accordance with our Bye-laws of any shareholder nominees for director, the election of directors solicited hereby is an uncontested election.

Your bank, broker or other nominee is not permitted to vote your shares on any proposal that is considered to be non-routine under the rules of the NYSE unless it has received your specific voting instructions with respect to that proposal. For routine matters, unless your proxy indicates otherwise, the persons named as your proxies will vote your shares according to the recommendation of the Board.

A hand vote will be taken unless a poll is requested pursuant to our Bye-laws.

The following table summarizes the voting options, vote required for approval and effect of abstentions and broker non-votes for each proposal to be considered at the Annual Meeting:

Proposal	Board Recommendation	Voting Options	Voting Approval Standard	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes
Election of four Class I director nominees	FOR each nominee	FOR, AGAINST or ABSTAIN for each director nominee	The number of votes cast FOR that director’s election exceeds the number of votes cast AGAINST that director’s election as a director at the Annual Meeting	No effect	No	No effect
Advisory vote on the compensation of our named executive officers	FOR	FOR, AGAINST or ABSTAIN	Majority of the votes cast at the Annual Meeting	No effect	No	No effect
Approval of the appointment of Ernst & Young Ltd. as our independent registered public accounting firm for the 2020 fiscal year and the referral of the auditor’s remuneration to the Board	FOR	FOR, AGAINST or ABSTAIN	Majority of the votes cast at the Annual Meeting	No effect	Yes	Not applicable

2020 Proxy Statement      83

How to Vote

Shareholder of Record

If your common shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the shareholder of record with respect to those shares, and the notice regarding the availability of proxy materials was sent directly to you by Broadridge Financial Solutions, Inc., our tabulation agent and inspector of election.

If you are a shareholder of record, you may vote in person at the Annual Meeting, in which case we will give you a ballot when you arrive. If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote (1) by proxy over the Internet by following the instructions provided in the notice; or (2), if you requested printed copies of the proxy materials by mail, you must either (a) fill out the enclosed proxy card, date and sign it and return it in the enclosed postage paid envelope; or (b) vote using the Internet (instructions are on the proxy card).

Beneficial Owner of Common Shares Held in Street Name

If your common shares are held in an account at a brokerage firm, bank, broker-dealer or similar organization, then you are the beneficial owner of common shares held in street name, and the notice regarding the availability of proxy materials should have been forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner of common shares held in street name, you have the right to direct that organization on how to vote the common shares held in your account.

If you are a beneficial owner of common shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain and produce at the Annual Meeting a valid proxy from the organization that holds your common shares along with valid identification. We will give you a ballot when you arrive.

If you do not wish to vote in person or you will not be attending the Annual Meeting, you have the right to direct your brokerage firm, bank, broker-dealer or similar organization on how to vote the common shares held in your account. Please refer to the voting instructions provided by such organization for directions as to how to vote the common shares that you beneficially own.

Revoking Your Proxy

You may change your vote or revoke your proxy at any time before your proxy is voted at the Annual Meeting. You may vote again on a later date by following the same procedures by which you submitted your original vote, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked. Your latest vote or proxy, however submitted, will be counted. If you wish to change your vote or revoke your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

84     RenaissanceRe

Effect of Not Voting

Shareholder of Record

If you are a shareholder of record and you indicate when voting on the Internet that you wish to vote as recommended by our Board or sign and return a proxy card without giving specific voting instructions, then the proxies will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement and as the proxies may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. Withheld votes for election of directors and proxies marked as abstentions to a proposal will not be counted except for purposes of determining whether a quorum is present.

Beneficial Owner of Common Shares Held in Street Name

If you are a beneficial owner of common shares held in street name and the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter at least 10 days before the Annual Meeting, the organization that holds your shares will inform our inspector of election that it does not have the authority to vote on this matter with respect to your shares. When our inspector of election tabulates the votes for any particular non-routine matter, broker non-votes (like abstentions) will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided by that organization.

Proxy Solicitation

Your proxy is being solicited by the Board. We have engaged the firm of MacKenzie Partners to act as the solicitation agent on behalf of the Board to assist in the solicitation of proxies for a fee of $15,000, plus the reimbursement of certain expenses. The persons named in the proxy card have been designated as proxies by the Board and are officers of RenaissanceRe.

Further solicitation may be made by our directors, officers and employees personally, by telephone, Internet or otherwise, but such persons will not be specifically compensated for such services. We may also solicit, through bankers, brokers, or other persons, proxies from beneficial holders of the common shares. Upon request, we will reimburse brokers, dealers, banks, or similar entities for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Annual Meeting to the beneficial owners of common shares that such persons hold of record.

Notice and Access

Pursuant to rules adopted by the Commission and applicable Bermuda law, we are providing access to our proxy materials over the Internet, which will save costs and paper. On or about April 2, 2020, we mailed a notice regarding the availability of proxy materials, which contains basic information about the Annual Meeting and instructions on how to view all proxy materials on a website referred to in the notice or to request to receive a printed set of the proxy materials.

The notice regarding availability of proxy materials will also provide you with instructions on how to request that we send our future proxy materials to you electronically by e-mail or to request to receive printed copies of future proxy materials by mail.

2020 Proxy Statement     85

Multiple Notices or Sets of Printed Proxy Materials

If you receive multiple notices or sets of printed proxy materials, it generally means that you hold common shares registered in more than one account. To ensure that all of your shares are voted, please vote in the manner described above with respect to each notice or in the proxy card accompanying the proxy materials.

Appraisal Rights

The Board has not proposed for consideration at the Annual Meeting any transaction for which the laws of Bermuda grant appraisal rights to shareholders.

Voting Results

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by our inspector of election and filed with the SEC on a Current Report on Form 8-K within four business days following the Annual Meeting.

Additional Information

Other Action at the Annual Meeting

Our Annual Report to Shareholders for the year ended December 31, 2019, including financial statements for the year ended December 31, 2019, and the auditor’s report thereon, has been made available to all shareholders. The financial statements and auditor’s report will be formally presented at the Annual Meeting, but no shareholder action is required thereon.

As of the date of this proxy statement, we have no knowledge of any business, other than that which we have described herein, that will be presented for consideration at the Annual Meeting. In the event any other business is properly presented at the Annual Meeting, it is intended that the persons named in the accompanying proxy will have authority to vote such proxy in accordance with their judgment on such business. In addition, such persons may vote such proxy to adjourn the Annual Meeting if necessary, for example due to the impact of COVID-19. Our Board also has the authority to postpone the Annual Meeting in such circumstances. In the event it is advisable to adjourn, postpone or change location of the Annual Meeting, we will announce our decision as promptly as practicable.

86     RenaissanceRe

Shareholder Proposals for 2021 Annual General Meeting of Shareholders

In accordance with SEC Rule 14a-8, shareholder proposals intended for inclusion in our 2021 proxy statement and to be presented at the 2021 Annual General Meeting of Shareholders must be received in writing by us no later than December 3, 2020 and must comply with the requirements of the Commission and our Bye-laws. Such proposals should be directed to the attention of the Corporate Secretary, RenaissanceRe Holdings Ltd., P.O. Box HM 2527, Hamilton, HM GX, Bermuda. Shareholders who intend to nominate persons for election as directors at our annual general meetings of shareholders must comply with the advance notice procedures and other provisions set forth in our Bye-laws in order for such nominations to be properly brought before that annual general meeting of shareholders. These provisions require, among other things, that written notice from no fewer than 20 shareholders holding in the aggregate not less than 10% of the outstanding paid-up share capital of RenaissanceRe be received by the Corporate Secretary of RenaissanceRe not less than 60 days prior to the annual general meeting of shareholders.

If a shareholder intends to present a proposal at the 2021 Annual General Meeting of Shareholders without any discussion of the proposal in our proxy statement, and the shareholder does not notify us of such proposal on or before February 16, 2021 as required by SEC Rule 14a-4(c)(1), then proxies received by us for the 2021 Annual General Meeting of Shareholders will be voted by the persons named as such proxies in their discretion with respect to such proposal. Notice of any such proposal is to be sent to the above address.

Householding of Annual Meeting Materials

The SEC has enacted a rule that allows multiple investors residing at the same address the convenience of receiving a single copy of annual reports, proxy statements, prospectuses and other disclosure documents if they consent to do so. This is known as “householding.” We will allow householding only upon certain conditions. Some of those conditions are:

●	You agree to, or do not object to, the householding of your materials; and
●	You have the same last name and exact address as another investor(s).

If these conditions are met, and SEC regulations allow, your household will receive a single copy of annual reports, proxy statements, prospectuses and other disclosure documents.

You may revoke a prior householding consent at any time by contacting Broadridge Financial Solutions, Inc., either by calling toll-free at 1-866-540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will remove you from the householding program within 30 days of receipt of your response, following which you will receive an individual copy of our disclosure document. Shareholders sharing an address and wishing to receive a single set of reports may do so by contacting their banks or brokers, if they are beneficial holders, or by contacting Broadridge at the address set forth above if they are record holders.

Website

We maintain a website at www.renre.com. The information on this website is not incorporated by reference in this proxy statement.

2020 Proxy Statement     87

Appendix A: Reconciliation of Non-GAAP Financial Measures

We have included certain non-GAAP financial measures within the meaning of Regulation G in this proxy statement. We have provided these financial measurements in previous investor communications and our management believes that these measurements are important to investors and other interested persons and that investors and such other persons benefit from having a consistent basis for comparison between periods and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing our overall financial performance.

We use “operating income available to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of our operations and believe it to be a useful measure of our corporate performance. “Operating income available to RenaissanceRe common shareholders” as used herein differs from “net income (loss) available (attributable) to RenaissanceRe common shareholders,” which we believe is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments attributable to RenaissanceRe common shareholders, transaction and integration expenses associated with the acquisition of TMR and the income tax expense or benefit associated with these exclusions to “net income (loss) available (attributable) to RenaissanceRe common shareholders.” Our management believes that “operating income available to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from fluctuations in the Company’s fixed maturity investment portfolio, equity investments trading and investments-related derivatives; certain transaction and integration expenses associated with the acquisition of TMR; and the associated income tax expense or benefit of these adjustments. We also use “operating income available to RenaissanceRe common shareholders” to calculate “operating income available to RenaissanceRe common shareholders per common share—diluted” and “operating return on average common equity - annualized.”

88     RenaissanceRe

The following is a reconciliation of: (1) net income (loss) available (attributable) to RenaissanceRe common shareholders to operating income available to RenaissanceRe common shareholders; (2) net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted to operating income available to RenaissanceRe common shareholders per common share - diluted; and (3) return on average common equity - annualized to operating return on average common equity - annualized:

(in thousands of U.S. dollars, except per share amounts and percentages)	Year Ended December 31,
	2019	2018
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$712,042	$197,276
Adjustment for net realized and unrealized (gains) losses on investments attributable to RenaissanceRe common shareholders(1)	(379,453)	154,205
Adjustment for transaction and integration expenses associated with the acquisition of TMR	49,725	3,296
Adjustment for income tax expense(benefit)(2)	20,597	(5,750)
Operating income available to RenaissanceRe common shareholders	$402,911	$349,027
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share—diluted	$16.29	$4.91
Adjustment for net realized and unrealized (gains) losses on investments attributable to RenaissanceRe common shareholders(1)	(8.79)	3.88
Adjustment for transaction and integration expenses associated with the acquisition of TMR	1.15	0.08
Adjustment for income tax expense (benefit)(2)	0.48	(0.14)
Operating income available to RenaissanceRe common shareholders per common share—diluted	$9.13	$8.73
Return on average common equity - annualized	14.1%	4.7%
Adjustment for net realized and unrealized (gains) losses on investments attributable to RenaissanceRe common shareholders(1)	(7.5)%	3.7%
Adjustment for transaction and integration expenses associated with the acquisition of TMR	1.0%	0.1%
Adjustment for income tax expense (benefit)(2)	0.4%	(0.1)%
Operating return on average common equity - annualized	8.0%	8.4%
(1)

Adjustment for net realized and unrealized (gains) losses on investments attributable to RenaissanceRe common shareholders represents: net realized and unrealized gains (losses) on investments as set forth in the Company’s consolidated statement of operations less net realized and unrealized gains (losses) attributable to redeemable noncontrolling interests, which is included in net loss (income) attributable to redeemable noncontrolling interests in the Company’s consolidated statement of operations. Comparative information for all prior periods has been updated to conform to the current methodology and presentation.

(2)

 Adjustment for income tax expense (benefit) represents the income tax expense (benefit) associated with the adjustments to net income available to RenaissanceRe common shareholders. The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors.

2020 Proxy Statement     89

We have also included “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” in this proxy statement. “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per common share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per common share, plus accumulated dividends. We believe book value per common share to be the most directly comparable GAAP measure to “tangible book value per common share” and “tangible book value per common share plus accumulated dividends,” respectively. Our management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets.

The following is a reconciliation of book value per common share to tangible book value per common share and tangible book value per common share plus accumulated dividends:

(in thousands of U.S. dollars, except per share amounts and percentages)	Year Ended December 31,
	2019	2018
Book value per common share	$120.53	$104.13
Adjustment for goodwill and other intangibles(1)	(6.50)	(6.28)
Tangible book value per common share	114.03	97.85
Adjustment for accumulated dividends	20.68	19.32
Tangible book value per common share plus accumulated dividends	$134.71	$117.17
Annual change in book value per common share	15.7%	4.4%
Annual change in tangible book value per common share plus change in accumulated dividends	17.9%	6.4%
(1)

At December 31, 2019 and December 31, 2018, goodwill and other intangibles included $24.9 million and $27.7 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.

90     RenaissanceRe

RenaissanceRe Holdings Ltd.

Renaissance House
12 Crow Lane
Pembroke HM 19
Bermuda
Tel: +1 441 295 4513
renre.com

RENAISSANCERE HOLDINGS LTD.
12 CROW LANE
PEMBROKE HM19, BERMUDA
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Sunday, May 17, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Sunday, May 17, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D02928-P35947	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
RENAISSANCERE HOLDINGS LTD.

The Board of Directors recommends you vote FOR each of the following nominees:

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	David C. Bushnell	□	□	□

	1b.	James L. Gibbons	□	□	□

	1c.	Jean D. Hamilton	□	□	□

	1d.	Anthony M. Santomero	□	□	□

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	To approve, by a non-binding advisory vote, the compensation of the named executive officers of RenaissanceRe Holdings Ltd. as disclosed in the proxy statement.	□	□	□

3.	To approve the appointment of Ernst & Young Ltd. as the independent registered public accounting firm of RenaissanceRe Holdings Ltd. for the 2020 fiscal year and to refer the determination of the auditor's remuneration to the Board of Directors.	□	□	□

NOTE: PLEASE VOTE, DATE AND SIGN THIS PROXY BELOW AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

	Yes	No
Please indicate if you plan to attend this meeting	□	□

Please sign your name or names exactly as it appears on the share certificate(s). When signing as attorney, executor, administrator, trustee, guardian or corporate executor, please give your full title as such. For joint accounts, all co-owners should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

D02929-P35947

RENAISSANCERE HOLDINGS LTD.
This Proxy is solicited on behalf of
RenaissanceRe Holdings Ltd. in connection with its
Annual General Meeting of Shareholders to be held on May 18, 2020

The undersigned shareholder of RenaissanceRe Holdings Ltd. (the "Company") hereby appoints Robert Qutub, James C. Fraser, Stephen H. Weinstein and Molly E. Gardner, and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes them to represent and vote as designated in this Proxy, all of the common shares, $1.00 par value per share (the "Common Shares"), of the Company held of record by the undersigned shareholder on March 13, 2020 at the Annual General Meeting of Shareholders of the Company to be held on May 18, 2020, and at any adjournment or postponement thereof (the "Annual Meeting"), with all powers which the undersigned would possess if personally present, with respect to the matters listed on this Proxy. In their discretion, the proxies, and each of them, are authorized to vote such Common Shares upon such other business as may properly come before the Annual Meeting.

THE SUBMISSION OF THIS PROXY, IF PROPERLY EXECUTED, REVOKES ALL PRIOR PROXIES.

IF THIS PROXY IS EXECUTED AND RETURNED BUT NO INDICATION IS MADE AS TO WHAT ACTION IS TO BE TAKEN, IT WILL BE DEEMED TO CONSTITUTE A VOTE IN FAVOR OF EACH OF THE PROPOSALS SET FORTH ON THIS PROXY.

Continued and to be marked, dated and signed on the other side